Exhibit 4.5

December 1, 2025

SUBSCRIPTION AGREEMENT

BETWEEN

NUVOX THERAPEUTICS, INC.

AND

PURCHASERS OF SENIOR BRIDGE NOTES OFNUVOX THERAPEUTICS,

INC. TOGETHER WITH ACCOMPANYING WARRANTS

* * * FOR ACCREDITED INVESTORS ONLY * * *

THE SENIOR, CONVERTIBLE, UNSECURED PROMISSORY NOTES AND WARRANTS (THE “WARRANTS”) OF NUVOX THERAPEUTICS, INC. (“COMPANY”) (OR ANY SUCCESSOR ENTITY) SUBSCRIBED TO UNDER THIS AGREEMENT, AND THE SECURITIES INTO WHICH THE NOTES ARE CONVERTIBLE INTO UPON THE OCCURRENCE OF CERTAIN EVENTS AS SPECIFIED IN THIS AGREEMENT OR FOR WHICH THE WARRANTS ARE EXERCISEABLE (THE “FINANCING SECURITIES”), ARE HIGHLY SPECULATIVE SECURITIES THAT INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THE COMPANY WILL SELL AND ISSUE NOTES IN VARYING ORIGINAL PRINCIPAL AMOUNTS TOGETHER WITH WARRANTS, SUBJECT TO A $25,000 MINIMUM PER PURCHASER, UNLESS WAIVED BY COMPANY IN ITS SOLE DISCRETION, UP TO A TOTAL, AGGREGATE ORIGINAL PRINCIPAL AMOUNT OF $1,500,000 OR SUCH GREATER AMOUNT AS COMPANY, IN ITS DISCRETION MAY DETERMINE THROUGH THE PERIOD ENDING MARCH 31, 2026 (THE “OFFERING END DATE”). THE NOTES, THE WARRANT AND THE FINANCING SECURITIES ARE COLLECTIVELY REFERRED TO AS THE “SECURITIES”.

NEITHER THE NOTES, NOR THE WARRANTS NOR THE FINANCING SECURITIES HAVE BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR FILED WITH OR QUALIFIED BY ANY STATE SECURITIES REGULATORY AUTHORITIES. NEITHER THE SEC NOR ANY STATE REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF ANY WRITTEN OR OTHER INFORMATION PROVIDED TO YOU BY THE COMPANY IN CONNECTION WITH THIS OFFER. A REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS OFFERING OF THE NOTES, THE WARRANTS AND THE FINANCING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) IN RELIANCE UPON THE EXEMPTION UNDER SECTION 4(a)(2) OF THAT ACT AND HAVE NOT BEEN REGISTERED UNDER ANY STATE BLUE SKY LAW IN RELIANCE UPON APPLICABLE EXEMPTIONS.

NEITHER THE NOTES, NOR THE WARRANTS NOR THE FINANCING SECURITIES MAY BE SOLD, DISPOSED OF, CONVEYED, EXCHANGED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN THE LIMITED CIRCUMSTANCES PERMITTED BY THIS AGREEMENT. ADDITIONAL TRANSFER RESTRICTIONS MAY BE IMPOSED BY STATE SECURITIES OR “BLUE SKY” LAWS.

THE DELIVERY OF THIS AGREEMENT: (A) DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANY PERSON IN ANY JURISDICTION IN WHICH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL; AND (B) CONSTITUTES AN OFFER ONLY TO THE PERSON TO WHOM COMPANY HAS DELIVERED THIS AGREEMENT AND THE ACCOMPANYING OFFERING MATERIALS. THE RECIPIENT, BY ACCEPTING TO RECEIVE THIS AGREEMENT, AGREES NOT TO DISCLOSE ITS CONTENTS OR ANY OTHER INFORMATION RECEIVED BY THAT PERSON IN CONNECTION WITH THE OFFERING OR THE FINANCING SECURITIES. IF THAT PERSON DECIDES NOT TO PURCHASE ANY NOTES, HE MUST PROMPTLY RETURN THIS AGREEMENT AND THE OTHER WRITTEN INFORMATION ABOUT COMPANY THAT HE RECEIVED.

SEE “RISK FACTORS” SET FORTH IN EXHIBIT C ATTACHED TO THIS AGREEMENT FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU PURCHASE ANY NOTES.

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SCHEDULE 1	Schedule of Purchasers, Purchaser Signature Block, Total Purchase Price
SCHEDULE 2	Subscriber Questionnaire

EXHIBIT A Form of Senior Convertible Promissory Note

EXHIBIT B Form of Warrant

EXHIBIT C Risk Factors

EXHIBIT D Disclosure Schedule

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INDEX OF DEFINITIONS

The definitions of the following terms may be found in the ARTICLE, SECTION, or Subsection set opposite the term below.

2021 LLC Notes	Subsection 2.5.1.
2023 Notes	Subsection 2.5.1.
2025 Requisite Interest	SECTION 2.1.
Agreement	Introductory Paragraph
Applicable Valuation Cap	Subsection 2.5.1.
Available New Securities	Subsection 5.8.1.
Availability Notice	Subsection 5.8.1.
Board	Subsection 4.4.1.
Certificate of Compliance	SECTION 2.1.
Closing	SECTION 2.3.
COI	SECTION 2.8.
Common Stock	Subsection 2.5.1.
Company	Preamble; Introductory Paragraph
Company Material Agreements	Subsection 4.10.1.
Company Documents	Subsection 4.1.1.
Confidential Information Agreements	Subsection 4.14.2.
Disclosure Schedule	Article IV
Documents	Subsection 4.1.1.
Effective Date	Introductory Paragraph
Election Notice	Subsection 5.8.1.
Electronic Format	SECTION 8.2.
Event of Default	SECTION 7.1.
FDA	SECTION 4.20.
FDA Application Integrity Policy	SECTION 4.21.
Financing Securities	Subsection 2.5.1.
Financial Statements	SECTION 4.5.
Financing Securities Purchase Agreement	SECTION 2.6.
Fully Diluted Basis	Subsection 2.5.1.
GAAP	SECTION 4.5.
IICPR	SECTION 8.10
Information Documents	SECTION 3.5
Intercreditor Agreement	SECTION 2.1.
Investor Questionnaire	SECTION 2.1.
Joinder Agreement	SECTION 2.6.
Key Employees	Subsection 4.10.2.
Knowledge	Subsection 4.4.1.
Liquidation Capitalization	SECTION 2.8.
LLC	Subsection 4.1.1.
Lock-Up Period	SECTION 5.3.
Material Adverse Effect	Subsection 4.1.1.
Maturity Date	SECTION 2.1.
Most Favored Notice	SECTION 5.9.
Most Favored Offering	SECTION 5.9.

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New Securities	Subsection 5.8.1.
Note(s)	Preamble; SECTION 1.1.
Note Liquidation Proceeds	SECTION 2.8.
Note Obligations	Subsection 2.5.2.
Offering	SECTION 1.1.
Offering End Date	SECTION 2.4.
Operating Agreement	Subsection 4.4.2.
Permitted Indebtedness	SECTION 5.5.
Preemptive Closing	Subsection 5.8.2.
Preemptive Notice	Subsection 5.8.1.
Preferred Stock	Subsection 2.5.1.
Plan	Subsection 4.7.1.
Personal Information	SECTION 4.23.
Purchase Price	SECTION 2.1.
Purchaser(s)	Introductory Paragraph
Purchaser Documents	SECTION 2.1.
Qualified Financing	Subsection 2.5.1.
Related Party Lease	SECTION 4.22.

Risk Factors	Preamble
Rule 144	SECTION 3.4.
Rule 506(d) Related Party	SECTION 3.10.
Sale Conversion Price	SECTION 2.8.
Sale Event	Subsection 2.5.1.
SEC	Preamble
Second Tranche	SECTION 1.1.
Secondary Election Notice	Subsection 5.8.1.
Securities	SECTION 3.1.
Securities Act	Preamble
Stockholder’s Agreement	SECTION 2.6.
Unger	SECTION 4.21.
Warrants	Section 1.1

2025 Senior Bridge Promissory Note

December 1, 2025

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made between NuvOx Therapeutics, Inc., a Delaware corporation (“Company”), and each person listed in Schedule 1 (each, individually, a “Purchaser” and, collectively, the “Purchasers”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and is effective with each Purchaser upon the date (the “Effective Date”) of each Purchaser’s signature on Schedule 1.

ARTICLE I
BACKGROUND

SECTION 1.1. Company desires to offer to Purchasers (i) convertible, unsecured promissory notes, substantially in the form attached hereto as Exhibit A, (each, with regard to a Purchaser, the “Note” and, collectively, the “Notes”) in the aggregate original principal amount of up to $1,500,000, or such greater amount as Company may determine in its discretion before the Offering End Date and (ii) accompanying warrants upon the terms and conditions and in the form attached hereto as Exhibit B (the “Warrants” and, together with the Notes, and the securities into which the Notes are convertible and the Warrants are exercisable, the “Securities” and, the issuance of the Notes and Warrants hereunder, is referred to as the “Offering”), and which will be executed on the Effective Date, to purchase up to fifty percent (50%) of: (a) the Financing Securities issued to such Purchaser in respect of the outstanding principal balance of the Note in a Qualified Financing as provided in SECTIONS 2.5.2 and 2.6 below or (b) the number of shares of Common Stock that would be issuable to Purchaser if the outstanding principal balance of such Purchaser’s Note were hypothetically converted into shares of Common Stock in connection with a Sale Event as provided in SECTION 2.8 below.

SECTION 1.2. As part of this Offering, Purchaser desires to purchase, and in connection therewith, the Company will issue a Note and a Warrant, purchased by Purchaser under this Agreement.

ARTICLE II

TERMS AND PURCHASE OF THE NOTES AND WARRANTS; CLOSING

SECTION 2.1. Subscription. Subject to and in accordance with this Agreement, the undersigned Purchaser hereby irrevocably subscribes to purchase a Note having a principal balance equal to the consideration paid by Purchaser for that Note at the Closing (as defined below), which amount is shown opposite that Purchaser’s name in Schedule 1 completed by that Purchaser (the Purchase Price”) together with an accompanying Warrant. Unless Company otherwise consents in its sole discretion, Purchaser’s minimum subscription and investment amount is $25,000. Each Note will bear simple interest at the rate of 12% per annum based on the actual number of days elapsed in a 365-day year. The Note is convertible into Financing Securities under SECTIONS 2.5 and 2.6 below. To subscribe, Purchaser must:

(a) complete Schedule 1 and sign Purchaser Signature Block in Schedule 1;

(b) initial, where appropriate, the accredited investor categories that apply to Purchaser in the Investor Questionnaire in Schedule 2 (the “Investor Questionnaire”);

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(c) complete, initial, where appropriate, and sign the Certificate of Compliance in Schedule 2 (the “Certificate of Compliance”),

(d) deliver the foregoing to Company by Electronic Format via: (i) DocuSign; (ii) as a pdf document sent via email; or (iii) in person to NuvOx Therapeutics, Inc., 1635 E. 18th Street, Tucson, AZ 85719.

The Notes will have a maturity date of May31, 2027 (“Maturity Date”) and, except as provided in SECTION 2.8 below, may not be prepaid, in whole or in part, at any time before the Maturity Date without the prior written consent of Purchasers or future holders of Notes that collectively represent at least a majority of the cumulative total of the aggregate principal amount of the Notes then outstanding (the “2025 Requisite Interest”).

Each Warrant will represent the right to purchase up to 50% of : (a) the number of Financing Securities issued to such Purchaser in respect of the outstanding principal balance of the Note in a Qualified Financing as provided in SECTIONS 2.5.2 and 2.6 below, or (b) the number of shares of Common Stock that would be issuable to Purchaser if the outstanding principal balance of such Purchaser’s Note were hypothetically converted into shares of Common Stock in connection with a Sale Event as provided in SECTION 2.8 below. referred to as the “Offering”), and which will be executed on the Effective Date, to purchase up to fifty percent (50%) of: (a) the Financing Securities issued to such Purchaser in respect of the outstanding principal balance of the Note in a Qualified Financing as provided in SECTIONS 2.5.2 and 2.6 below or (b) the number of shares of Common Stock that would be issuable to Purchaser if the outstanding principal balance of such Purchaser’s Note were hypothetically converted into shares of Common Stock in connection with a Sale Event as provided in SECTION 2.8 below.

The Warrants will be exercisable at 100% of the Conversion Price (as defined below) or Sale Conversion Price (as defined below), as applicable.

The Warrants will expire and will no longer be exercisable on March 31, 2031.

With respect to each Purchaser, the following constitute the “Purchaser Documents:” (i) the Note purchased by that Purchaser; (ii) the Warrant purchased by that Purchaser; (iii) this Agreement; (iv) the Investor Questionnaire and Certificate of Compliance as completed by that Purchaser; and (v) any other document required by or reasonably required by or for the performance of this Agreement. For any questions or concerns about completing your subscription, please call Ms. Rong Wang, Company’s President and Chief Executive Officer at (313) 433-6092.

SECTION 2.2. Acceptance of Subscription. Company may, in its complete discretion, accept or reject Purchaser’s subscription, in whole or in part, for any reason. This subscription is deemed accepted by Company only when this Agreement is signed by Company’s duly authorized representative and delivered to Purchaser at the Closing. Subscriptions need not be accepted in the order received, and the Notes may be allocated among Purchasers. Company has no obligation to issue any Securities to any person who is a resident of a jurisdiction in which the offer or issuance of Notes to that person would violate any law. Company’s acceptance of any subscription is subject to, and conditioned upon, Purchaser being an accredited investor and Company’s verification thereof, and the satisfaction of all other requirements for Purchaser’s subscription set forth herein.

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SECTION 2.3. The Closing. The consummation of the purchase of each Note and accompanying Warrant will be held in one or more closings (each a “Closing”) each held as and when determined by Company in its discretion with notice to each Purchaser, but nominally as soon as possible following the execution of this Agreement by the applicable Purchaser and satisfaction of each party’s respective conditions to Closing specified in ARTICLE VI. Upon the occurrence of the applicable Closing, Company will be deemed to have accepted Purchaser’s subscription. At or before the pertinent Closing, Purchaser must pay the Purchase Price for the Note purchased hereunder in United States currency collectible at par (without deduction of exchange, collection or other charges) by: (i) check delivered to Company at NuvOx Therapeutics, Inc., 1635 E. 18th Street, Tucson, AZ 85719 with the items identified in SECTION 2.1 or (ii) wire transfer to:

The Account and Benefit of:	NuvOx Therapeutics, Inc.
Beneficiary Bank:	Bank of America, NA
Address:	222 Broadway
New York, NY 10038
ABA/Routing Number:	122101706
SWIFT Bank ID Code (BIC):	BOFAUS3N
Customer Account Number:	457048865892

or to Company’s account at such other bank as Company may designate in writing. Purchaser must pay the cost of any wire transfer fees. As soon as practicable after the pertinent Closing, Company must deliver to Purchaser, in exchange for the payment of the Purchase Price for the Note being purchased by that Purchaser and accompanying Warrant, (i) an executed Note bearing an original principal balance equal to the amount of the Purchase Price for that Note and an issue date the same as the date on which the Purchase Price was confirmed as received in full by Company and (ii) a Warrant to purchase up to 50% of (a) the number of shares of Common Stock or Preferred Stock of the Company issued to such Purchaser in respect of the outstanding principal balance of the Note in a Qualified Financing as provided in SECTIONS 2.5.2 and 2.6 below, or (b) the number of shares of Common Stock that would be issuable to Purchaser if the outstanding principal balance of such Purchaser’s Note were hypothetically converted into shares of Common Stock in connection with a Sale Event as provided in SECTION 2.8 below. The Company may close the Offering in its discretion and is not obligated to have received subscriptions to purchase Securities having a minimum aggregate original principal amount as a condition to the consummation of the sale, purchase and issuance of Notes under this Agreement. Once the signed Schedule 1, completed Investor Questionnaire, and payment of the Purchase Price are received by Company, each Purchaser’s subscription to purchase the Notes and accompanying Warrant is irrevocable by that Purchaser. Proceeds from the sale of Securities will be deposited directly into Company’s accounts and will be immediately available for use by Company for its purposes and operations.

SECTION 2.4. Completion of Closing; Termination or Abandonment of this Offering. All Closings will be completed on or before March 31 2026 (the “Offering End Date”). Company may abandon or terminate this Offering at any time for any reason or for no reason.

SECTION 2.5. Automatic Conversion upon Qualified Financing.

Subsection 2.5.1. Definitions.

(a) “2021 LLC Notes” means the convertible promissory notes issued by the Company’s wholly owned subsidiary, NuvOx Pharma, LLC, under that certain 2021 Subscription Agreement, as amended, to the purchasers thereof.

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(b) “2023 Notes” means the convertible promissory notes issued by the Company under that certain 2023 Senior Convertible Promissory Note Subscription Agreement, dated as of January 31, 2023 to the purchasers thereof.

(c) “2024 Notes” means the convertible promissory notes issued by the Company under that certain 2024 Senior Convertible Promissory Note Subscription Agreement, dated as of August 15, 2025, as amended, to the purchasers thereof.

(d) “Applicable Valuation Cap” means (i) $45,000,000

(e) “Financing Securities” means: (i) shares of Company’s designated series of its preferred stock, par value $0.001 per share, (the “Preferred Stock”) sold in a Qualified Financing or (ii) shares of Company’s common stock, par value $0.001 per share (the “Common Stock”) sold in a Qualified Financing, as applicable. The Financing Securities, if Preferred Stock, with respect to liquidation preference, dividends, conversion rights, consent rights, registration rights, information rights, preemptive rights and rights of first refusal and co-sale, must include rights similar to those granted to the purchasers in the templates for Series A Preferred Stock financing documents published by the National Venture Capital Association.

(f) “Fully Diluted Basis” means, when computing the number of outstanding shares of the Company’s Common Stock: (i) making the computation with the assumption that all Company’s outstanding warrants, options (including options issued or authorized, including under the Plan, as defined below), and other convertible instruments, including all shares of convertible Preferred Stock, were exercised or converted in accordance with their terms, and including within that computation all shares of Common Stock reserved for issuance under the Plan but not then issued under it and the Financing Securities (and shares of Common Stock issuable upon conversion thereof) issuable to the holders of Notes and those issuable to the holders of 2021 LLC Notes, 2023 Notes and 2024 Notes in a Qualified Financing, ; but (ii) excluding from that computation both any increases in the number of shares of Common Stock reserved and available for grant under the Plan (or any successor thereto) in connection with a Qualified Financing.

(g) “Qualified Financing” means the (i) offering of shares of Preferred Stock to existing or outside investors first conducted by Company after the initial Closing, in which the cumulative gross proceeds received by Company in that offering are at least $5,000,000, excluding the amounts from this Offering, the 2021 LLC Notes, the 2023 Notes or the 2024 Notes convertible into those shares of Preferred Stock or (ii) the offering of shares of Common Stock in connection with the Company’s initial public offering.

(h) “Sale Event” means: (i) a merger or consolidation or any other transaction or series of related transactions of the Company or its subsidiary, but apart from a future equity financing of the Company, in which the holders of the shares of the Company immediately after the transaction do not own, directly or indirectly, more than 50% of the outstanding equity interests of the surviving entity, determined on a Fully Diluted Basis; (ii) any transaction or series of related transactions to which Company is a party in which more than 50% of Company’s voting power is transferred, or any transaction following which the Company owns less than 100% of the equity securities of any subsidiary; or (iii) the sale, transfer, exclusive license or other disposition of all or substantially all assets or intellectual property of the Company and its subsidiaries taken as a whole.

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Subsection 2.5.2. Qualified Financing; Conversion Price. If, before the Maturity Date, Company conducts a Qualified Financing, the principal and unpaid accrued interest of the Note then outstanding (for each Note, the “Note Obligations”) shall automatically convert into a number of such Financing Securities issued at the closing of the Qualified Financing equal to the lesser of (e.g., whichever of (a) or (b) results in conversion into a greater number of Financing Securities): (a) the quotient obtained by dividing the product of: (i) the Note Obligations; by (ii) the per-share price of the Financing Securities at which the Note Obligations will be converted in the Qualified Financing; and (b) the per-share price equal to the Applicable Valuation Cap divided by the number of outstanding shares of Common Stock immediately before the Qualified Financing determined on a Fully Diluted Basis (the resulting lesser amount, the “Conversion Price”).

Subsection 2.5.3. Limitations; Note Constitutes Debt. Nothing contained in this Agreement or the Note or the Warrant may be construed as conferring upon Purchaser or any other holder of any Note the right to vote or to consent or to receive notice as a stockholder for meetings of stockholders for the election of the Board or any other matters or any rights whatsoever as a stockholder with respect to any Note before the conversion of that Note or the Warrant before exercise of the Warrant. To the extent permitted by generally accepted accounting principles, Company will treat, account, and report the Note as debt, and not equity, for accounting and tax purposes, including for the purpose of filing any tax returns filed with federal, state, or local tax authorities.

SECTION 2.6. Notice of Qualified Financing; Mechanics and Effect of Conversion. Company must notify Purchaser, or any subsequent holder of the Note or Warrant, of the closing of the Qualified Financing at least 10 business days before it occurs and provide Purchaser a copy of the agreement governing the purchase and sale of the Financing Securities in the Qualified Financing (the “Financing Securities Purchase Agreement”). In connection with the conversion of the Note pursuant to SECTION 2.5 above, Purchaser or any subsequent holder must, and does hereby covenant to, on or before the Qualified Financing closing: (a) surrender the Note to Company; (b) sign and deliver to Company the Financing Securities Purchase Agreement; (c) sign and deliver the other Conversion Agreements, as defined below, if so required; and (d) comply with any other conditions and obligations of Purchaser specified in the Financing Securities Purchase Agreement for closing the Qualified Financing. The Financing Securities Purchase Agreement and the other Conversion Agreements may supersede, change, or supplement the terms of this Agreement as regards restrictions on transfers, legends, and other matters none of which will give rise to, or constitute, a breach of this Agreement by Company or Purchaser. “Conversion Agreements” are those agreements and documents that apply to, or are required to be signed by, Purchaser in the Qualified Financing, which agreements and documents, among other things, may require Purchaser as an investor in the Qualified Financing to grant, or be subject to, additional rights or restrictions with respect to the Financing Securities, such as co-sale rights and obligations, obligations and rights of first refusal, prior purchase rights, voting agreements, market lock-ups and other obligations or restrictions, and include the Financing Securities Purchase Agreement and, if then applicable, the Joinder Agreement (the “Joinder Agreement”), as provided in that certain Stockholders’ Agreement among Company and its stockholders made effective December 30, 2022 (the “Stockholder’s Agreement”). All rights, privileges and preferences of Financing Securities issued in respect of the Securities in the Qualified Financing will be given the same rights, privileges and preferences as the Financing Securities issued in the Qualified Financing except that: (i) any Financing Security liquidation preference and price-based anti-dilution protection will be determined in reference to the Conversion Price for each share issued as a Financing Security; and (ii) the basis for any dividend or distribution rights will be based on the Conversion Price.

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SECTION 2.7. [Intentionally Deleted]

SECTION 2.8. Payment upon a Sale Event. If Company enters into an agreement to effect a Sale Event before full payment of the Note or conversion under SECTIONS 2.5 and 2.6 above, Company must give Purchaser written notice thereof at least 20 business days before the consummation of the Sale Event. The Notes will become immediately due and payable upon the consummation of the Sale Event in the amount equal to the greater of (such greater amount, the “Note Liquidation Proceeds”):

(a) the sum of 2.0 times the then outstanding principal amount of the Note, plus the amount of accrued but unpaid interest on the Note; or

(b) the amount Purchaser would have received in the Sale Event if that Purchaser’s Note Obligations had been converted (without any need to actually convert) into shares of the Company’s most senior series of Preferred Stock at a per-share conversion price equal to the lowest of (e.g., whichever of the immediately following (i), (ii) or (iii) results in the greatest Note Liquidation Proceeds) (the “Sale Conversion Price”): (i) the quotient obtained by the Applicable Valuation Cap divided by the number of outstanding shares of Common Stock immediately before the Sale Event based on the Liquidation Capitalization; (ii) the Original Issue Price (as defined in Company’s Certificate of Incorporation (the “COI”)) of the shares of Series A-2 Preferred Stock; and (iii) the quotient obtained by dividing: (A) Company’s fair market value immediately before the Sale Event; by (B) the product of 1times the number of outstanding shares of Common Stock immediately before the Sale Event based on the Liquidation Capitalization.

(c) “Liquidation Capitalization” means Fully Diluted Basis, but further excluding from the computation of shares of Common Stock outstanding all shares of Common Stock reserved for issuance under the Plan but not then issued under it.

Upon Purchaser’s receipt of the Note Liquidation Proceeds, the Note will be deemed fully paid and satisfied. The Note Liquidation Proceeds will be paid among the holders of all outstanding Notes on a pari passu, pro rata basis in the manner provided in SECTION 5.5 below prior to any payment of the 2021 LLC Notes, 2023 Notes, and 2024 Notes.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Company that the statements in this ARTICLE III are true as of the Effective Date, and covenants that each of such representations and warranties will be true at the applicable Closing. Purchaser hereby covenants to Company each covenant and agreement set forth in this ARTICLE. The representations and warranties made by Purchaser under this ARTICLE will survive the execution and delivery of this Agreement and the applicable Closing.

SECTION 3.1. Exemption from Registration. Purchaser understands that the Note, the Warrant and the Financing Securities issuable upon conversion of the Note or exercise of the Warrant (collectively, the “Securities”) are not registered under the Securities Act because Company, relying on the representations in this ARTICLE III, believes that the issuance and sale of the Securities under this Agreement are exempt from registration pursuant to Section 4(a)(2) of the Securities Act or Rule 506 promulgated thereunder and under applicable state securities laws. Purchaser further understands that Company’s belief in the availability of, and reliance on, that exemption, depends upon the representations in this ARTICLE III.

SECTION 3.2. Investment Purposes. Purchaser is: (a) purchasing and acquiring the Securities pursuant to this Agreement solely for investment purposes, and not for further distribution; (b) acquiring and holding his entire legal and beneficial ownership interest in the Securities solely for Purchaser’s own account, not as a nominee or agent for another person, and not with a view or intent to sell or distribute the Securities or any part of them to another person; and (c) not a party to any contract or other arrangement with any other person or entity pertaining to the resale, transfer, grant of participation with respect to, or other distribution of any of the Securities, and does not presently intend to enter into any contract or other arrangement of that type or perform those acts, subject, nevertheless, to any requirement of applicable law that the disposition of his property is at all times within his control. The basis for the exemption described in SECTION 3.1 above may not be present if the representations and warranties in this SECTION are not true, and thus, Purchaser has taken considered care to ensure the accuracy and veracity of the representations and warranties above.

SECTION 3.3. Restricted Securities. Purchaser understands that the Securities are restricted securities, meaning that Company’s sale of the Securities to Purchaser will not be registered under the Securities Act or registered or qualified under any applicable state securities laws in reliance on the exemption mentioned above, and that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of purchasing the Securities. Accordingly, Purchaser understands that: (a) Purchaser may have to hold the Securities indefinitely, and may not sell, transfer, or otherwise dispose of, the Securities unless and until the Securities are registered under the Securities Act and registered or qualified under applicable state securities laws, or an exemption from registration or qualification is available; (b) if the Securities are not registered under the Securities Act and registered or qualified under applicable state securities laws, but an exemption from registration is available for the sale, transfer or disposition of the Securities, Purchaser will sell, transfer, or otherwise dispose of the Securities only in a manner consistent with this Agreement and, if applicable, the Conversion Agreements; (c) Company has no obligation to register any subsequent proposed resale of the Securities, and Purchaser has no present expectation of any registration for that purpose; (d) to reflect the restrictions on the sale, transfer, or disposition of the Securities, and to apprise prospective transferees of those restrictions, Company’s books will have a notation and, if Company issues certificates representing the Securities, those certificates will bear a legend, that states that the pertinent Securities may not be transferred by Purchaser unless the transfer is registered under the Securities Act and applicable state securities laws, or Company’s legal counsel opines that the registration is not required; and (e) no public market now exists for he Securities, and Company has made no assurances that a public market will ever exist for the Securities.

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SECTION 3.4. Rule 144 Requirements. Purchaser understands that Rule 144 under the Securities Act (“Rule 144”) permits, in some circumstances, limited resales of “restricted securities”, such as the Securities, to the public without the need to register that resale under the Securities Act. Purchaser understands that Purchaser may not resell the Securities under Rule 144 unless its conditions are met. Those conditions include the requirements that: (a) current information about Company be available to the public; (b) the resale of the Securities occur more than one year after the Closing in which the Notes or Warrants were first purchased; (c) Purchaser receive “full payment,” as defined in Rule 144, for the Securities; and (d) the number of securities sold and type of securities professionals or brokers involved in the resale may be limited or restricted. Purchaser understands that the Securities may never be resaleable because: (i) information about Company is not now or may ever be available to the public; (ii) Company has no present plans to make that information available to the public; and (iii) the other requirements or conditions for resale of the Securities under Rule 144 may not ever be met or, even if met, there may never be a public market for the Securities. Purchaser acknowledges that, if all the Rule 144 requirements are not met when Purchaser wishes to sell the Securities, registration under the Securities Act and applicable state securities laws, or another exemption therefrom, including Section 4(a)(7) thereunder, will be required to resell the Securities.

SECTION 3.5. Information about Company.

Subsection 3.5.1. Sufficient Information Received. Before the applicable Closing, Purchaser has received and reviewed: (a) this Agreement and its Exhibits; and (b) the letter providing instructions on completing the documents necessary to purchase the Notes and Warrants (collectively, the “Information Documents”). Before the applicable Closing, Purchaser has acquired sufficient information about Company, its business, and financial condition as Purchaser believes is necessary or appropriate to reach an informed and knowledgeable judgment regarding Company’s financial strength and position and whether to purchase the Securities. Purchaser has had the opportunity to discuss the terms and conditions of the offering of the Securities and Company’s plans, operations and financial condition with its representatives, such that Purchaser has received all information that Purchaser considers appropriate or desirable for assessing the risk of purchasing the Securities. Purchaser has received all information Purchaser requested in connection with the purchase contemplated by this Agreement to the extent Company possessed that information or could acquire it without unreasonable effort or expense that Purchaser believes is necessary to verify the accuracy of any information furnished to him or to which he had access. In obtaining information about Company from its representatives, none has at any time expressly or implicitly represented, guaranteed, or warranted to Purchaser that: (i) Purchaser may freely transfer the Securities; (ii) any return or repayment of the Purchase Price, the Note Obligations, or any return from an investment in the Securities will be realized from the Note; (iii) past performance or experience of Company or its representatives in any way indicates the predictable results or performance of an investment in the Securities or Company’s business; (iv) any distributions of cash or other property from Company’s operations or otherwise will, in fact, be made to Purchaser by any specific date or will be made at all; or (v) any specific tax benefits will accrue as a result of an investment in Company.

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Subsection 3.5.2. Forward Looking Statements. Purchaser understands that any oral or documentary information provided to Purchaser may contain “forward-looking statements” as defined in The Private Securities Litigation Reform Act of 1995, which are based on Company’s current aspirations, expectations, assumptions, estimates and projections. Forward-looking statements may be made a number of times and may use terminology as “expect,” “look,” “seek,” “believe,” “may,” “will,” “intend,” “plan,” “target,” “goal,” “hope” and similar statements or variations thereof. Purchaser understands that forward-looking statements: (a) involve significant, material known and unknown risks and uncertainties which may cause actual results to differ materially from the content of those statements, including the substantial impact on Company’s business of various risk factors disclosed herein or elsewhere; (b) are not guaranties of future performance; (c) are subject to risks and uncertainties that could cause Company’s actual results and financial position to differ materially from those presented in the forward-looking statements; (d) given their inherent uncertainty, are not a representation that the results reflected or proposed in them will ever be achieved; and (e) will not be updated by Company to reflect actual results, changes in assumptions, or changes in other factors affecting those statements because Company has no, and assumes no, obligation to do so. Purchaser has considered these and other factors in arriving at a decision to purchase the Securities. Purchaser is cautioned not to place undue reliance on any forward-looking statements, which, in any event, speak only as of the date made.

SECTION 3.6. Financial Ability to Bear Economic Risk. Purchaser understands that the Securities are highly speculative and that the purchase of them involves a high degree of risk, and that Company’s prospects are uncertain. Company hereby cautions Purchaser to consider carefully at least the following before purchasing the Securities: (a) the risks attendant to investment in Company, some of which are summarized as “Risk Factors” in Exhibit C to this Agreement; and (b) the other information contained in this Agreement. After considering the foregoing, Purchaser has concluded that Purchaser is able to hold the Securities indefinitely, if required, and is able to bear the economic risk, including the complete loss, of Purchaser’s investment in the Securities. The tax consequences of Purchaser’s investment in Company and the conversion of the Securities into Financing Securities depend on Purchaser’s circumstances. None of Company or its representatives will be responsible or liable for the tax consequences of Purchaser resulting from Purchaser’s purchase of the Securities. Purchaser is looking solely to, and relying solely upon, Purchaser’s own attorneys, accountants, and other advisors with respect to the tax consequences of this investment. Purchaser is not purchasing the Securities on the assumption or with the expectation that there will be any particular tax consequences or benefits relating to the Securities.

SECTION 3.7. Sophistication in Financial Matters. Purchaser has sufficient knowledge and experience in financial and business matters in investing in companies similar to Company, or has consulted with professional advisers unaffiliated with Company, to enable Purchaser to utilize the information Purchaser acquired about Company, its business affairs, and its financial condition to evaluate the merits and risks of the purchase of the Securities, to make an informed decision about that purchase, and to protect Purchaser’s own interests in connection with the purchase of the Securities. Purchaser has been advised by Company and its representatives to consult with Purchaser’s own attorneys and accountants regarding all legal matters concerning an investment in Company and the tax consequences thereof, all to the extent Purchaser deems necessary.

SECTION 3.8. Residency. Purchaser is a resident or, if a legal entity, is formed under the laws of the state set opposite Purchaser’s name in Schedule 1, and if a legal entity, maintains its principal office in the jurisdiction set opposite Purchaser’s name in Schedule 1, and is considered a person subject to the laws of that jurisdiction for purposes of its investment decisions.

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SECTION 3.9. Accredited Investor. Purchaser is an “accredited investor” as defined in Regulation D, Rule 501(a), promulgated under the Securities Act, and certifies to that fact by truthfully completing, signing and delivering the Investor’s Questionnaire in the form attached to Schedule 1, which Purchaser represents is true and complete in all respects. If Purchaser is an entity formed for the specific purpose of acquiring the Securities, the entity represents and warrants that each of the equity owners of the entity: (a) are accredited investors; (b) has provided truthful and complete information to the entity for the purposes of verifying the “accredited investor” status of each equity owner; and (c) read this Agreement and affirmatively acknowledged that each of the representations and warranties contained in this ARTICLE III is made by that equity owner.

SECTION 3.10. Not a Bad Actor. Neither Purchaser nor any of its Rule 506(d) Related Parties is a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act, and certifies to that fact by truthfully completing, signing and delivering the Certificate of Compliance, which Purchaser represents is true and complete in all respects. “Rule 506(d) Related Party” means a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d).

SECTION 3.11. Requisite Power and Authority; Binding Agreement. Purchaser has all requisite power and authority, and if an individual, the legal capacity, to purchase and receive the Note and the underlying Securities upon conversion, to execute and deliver the Purchaser Documents that require Purchaser’s signature, and to carry out and perform Purchaser’s obligations under the Purchaser Documents to which Purchaser is a signatory, which power and authority are not prohibited or restricted by any judgment, injunction, order, decree, instrument or agreement to which Purchaser is a party or by which Purchaser is bound. If Purchaser is a legal entity: (a) Purchaser is a duly organized, validly existing entity in good standing under the laws of the state of its formation as indicated in Schedule 1; (b) all governing action necessary for the authorization, execution, and delivery of the Purchaser Documents and Conversion Agreements that require Purchaser’s signature, and the performance of all obligations under the Purchaser Documents and Conversion Agreements to which it is a signatory, has been duly taken, which governing action is effective as of the date of the applicable Closing. When executed and delivered by Purchaser, the Purchaser Documents and the Conversion Agreements to which it is a signatory will constitute a valid and binding agreements of Purchaser enforceable in accordance with their respective terms, except to the extent: (i) that the provisions contained in any Purchaser Document may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (ii) enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity. Neither the execution and delivery of this Agreement, nor the performance by Purchaser of its obligations under this Agreement, will breach or cause a default under any provision of its organizational or constitutive documents, if Purchaser is a legal entity, or violate any applicable law, or any indenture, lease, agreement, order, judgment, or other instrument to which Purchaser is a party, subject to the accuracy and veracity of the other parties’ representations and warranties under this Agreement.

SECTION 3.12. No Purchaser Liability. No Purchaser nor its controlling persons, officers, directors, partners, agents, or employees will be liable to any other Purchaser for any action taken or omitted to be taken heretofore or hereafter by any of them in connection with the purchase of the Securities.

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SECTION 3.13. No General Solicitation, Brokers or Finders; No Liability for Commissions. Purchaser has not engaged any brokers, finders or agents in connection with the transactions contemplated by this Agreement. Purchaser has not directly or indirectly, including through a broker or finder: (a) engaged in any general solicitation in connection with the offer, sale and purchase of the Securities; (b) published any advertisement in connection with offer, sale and purchase of the Securities; (c) publicly solicited any offers to sell or has offered to sell all or any part of the Securities to any person or persons; so as to bring the purchase and sale of the Securities the registration provisions of the Securities Act or any state securities law. Purchaser covenants that neither Purchaser, nor any of its agents will, directly or indirectly, including through a broker or finder, solicit any offers to sell or offer to sell all or any part of the Securities to any person or persons in a manner so as to constitute a “distribution” under the Securities Act. Purchaser has not retained any person, firm or corporation that, as a result of Purchaser’s sole actions in the transactions contemplated by this Agreement will have any right, interest or valid claim against or upon Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES BY COMPANY

Company hereby represents and warrants to Purchaser that, except as set forth in the Disclosure Schedule attached as Exhibit D (the “Disclosure Schedule”), the statements in this ARTICLE IV made by Company are true as of the applicable Closing. The representations and warranties made in this ARTICLE IV will survive the execution and delivery of this Agreement and the applicable Closing. The Disclosure Schedule is arranged to correspond to the numbered SECTION or Subsections contained in this ARTICLE IV, so that exceptions to the representations and warranties of a particular SECTION or Subsection of this ARTICLE IV are contained in the corresponding Section or Subsection of the Disclosure Schedule, even if no specific reference to that Section or Subsection of the Disclosure Schedule is made in a SECTION or Subsection of this ARTICLE IV.

SECTION 4.1. Organization, Power, and Authority.

Subsection 4.1.1. Company is a Delaware corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on the business it intends to conduct, to execute and deliver this Agreement and each Purchaser’s Note and Warrant (collectively, the “Company Documents” and, with the Purchaser Documents, the “Documents”) and to perform its obligations under the Company Documents. Company is qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, properties, or financial condition (a “Material Adverse Effect”) of Company. Immediately before the first Closing, Company will not be a subsidiary of any other legal entity. Other than NuvOx Pharma, LLC, an Arizona limited liability company (the “LLC”), Company has no subsidiaries. LLC is an Arizona limited liability company duly organized, validly existing, and in good standing under the laws of the State of Arizona. LLC has the requisite company power and authority to own and operate its properties and assets, to carry on the business it intends to conduct. LLC is qualified to do business as a foreign limited liability company, and is in good standing, in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect.

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SECTION 4.2. Requisite Power and Authority; Binding Agreement.

Subsection 4.2.1. Company has all requisite power and authority to execute and deliver the Company Documents, to sell the Securities, and to carry out and perform its obligations under the Company Documents, which power and authority are not prohibited or restricted by any judgment, injunction, order, decree, instrument or agreement to which Company is a party or by which Company is bound. Except for the approval of any necessary amendment to the COI to authorize, establish, and designate the right and preferences of, the Financing Securities, all action on the part of Company, the Board, and its stockholders necessary for the authorization, execution, and delivery of the Company Documents and the performance of all obligations under the Company Documents has been duly taken, which corporate action is effective as of the date of the first Closing. When executed and delivered by Company, each Company Document will constitute a valid and binding agreement of Company enforceable in accordance with its terms, except that a Company Document: (a) may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (b) enforceability thereof may be limited by laws affecting the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

SECTION 4.3. Valid Issuance of Securities; Offering Exemption. The Securities, when issued and delivered and paid for as provided in this Agreement will be duly authorized and validly issued and free and clear of any liens, charges, restrictions, claims or encumbrances other than those imposed by this Agreement, the Company Documents, the Stockholders’ Agreement, those restrictions imposed on transfer by applicable federal and state securities laws, and liens, charges, or encumbrances created by or imposed by Purchaser. Subject to the accuracy and veracity of Purchaser’s representations and warranties under ARTICLE III, the offer, sale and issuance of the Securities in conformity with the terms of this Agreement are exempt from the registration requirements of the Securities Act, and are exempt from the qualification or registration requirements of applicable state securities laws.

SECTION 4.4. Compliance with Law and Documents; No Breach.

Subsection 4.4.1. By Company. Company is not in violation of or default on any provisions of: (a) the COI or its Bylaws; (b) any instrument, judgment, order, writ or decree to which it or LLC is a party or by which it is bound; (c) any agreement, note, indenture or mortgage to which it or LLC is a party or by which it is bound; or (d) to its knowledge, any applicable statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over Company’s or LLC’s business or properties; except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect or that arises from or is based on the failure of the representations and warranties of Purchaser made under ARTICLE III of this Agreement to be true and complete in all material respects. Company has not received any notice of any violation of any such statute, law, regulation, or order which has not been remedied before the applicable Closing. Company’s execution, delivery and performance of this Agreement and the other Company Documents, the sale and issuance of the Securities, and the consummation of the transactions contemplated by this Agreement will not result in a violation or breach of, with or without the passage of time or the giving of notice or both, any of the items identified in clauses (a) through (d) above (except, in the case of (d), where such violation of statue, law or regulation could not reasonably be expected to have a Material Adverse Effect), or an event that results in the creation of any lien, charge or encumbrance upon any asset of Company. “Knowledge” in reference to Company means the actual knowledge of the Board of Directors of Company (the “Board”), Company’s senior officers, the Board of managers of LLC, or LLC’s senior officers.

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SECTION 4.5. Financial Statements; Taxes. “Financial Statements,” with respect to a particular reporting period means, collectively: (1) a balance sheet for that reporting period; (2) an income statement for that reporting period; (3) a statement of cash flows and summaries of bookings and backlog for that reporting period; and (4) a statement of stockholders’ or partners’ equity for that reporting period. “GAAP” means generally accepted accounting principles as in effect from time to time consistently applied throughout the periods indicated and with each other.

Subsection 4.5.1. Except as set forth in the Financial Statements, Company and LLC have no material liabilities, contingent or otherwise, other than: (a) liabilities incurred in the ordinary course of business after the date of the most recent Financial Statements of Company; (b) contracts and commitments incurred in the ordinary course of business, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of Company; and (c) as of the first Closing, obligations under the Company Documents. Company has not filed any tax returns and is not delinquent in the filing of any tax returns.

SECTION 4.6. Changes. Except as set forth in Section 4.6 of the Disclosure Schedule, since September 30, 2025, there has not been any, as the case may be:

(a) change in its assets, liabilities, financial condition, operating results or business prospects from that reflected in the Financial Statements, except changes in the ordinary course of business, that has had or is reasonably likely to have a Material Adverse Effect;

(b) damage, destruction or loss, whether or not covered by insurance, that has had or is reasonably likely to have a Material Adverse Effect;

(c) waiver or compromise by it of a valuable right or of a material debt owed to it;

(d) material change or amendment to an agreement to which it is a party or by which any of its assets or properties is bound or subject that has had or is reasonably likely to have a Material Adverse Effect;

(e) loans made by it to or for the benefit of its employees, officers, managers, or equity holders or their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(f) resignation or termination of any executive officer or key employee thereof, and any impending resignation or termination of employment of any such officer or key employee communicated to it;

(g) material change in any compensation arrangement or agreement with any employee or officer;

(h) sale, assignment or transfer of any of its patents, trademarks, copyrights, trade secrets or other intangible assets;

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(i) satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by it, except in the ordinary course of business and that is not material to its business, properties, prospects or financial condition;

(j) mortgage, pledge, transfer of a security interest in, or lien, created by it, for any of its material properties or assets, except liens for taxes not yet due or payable;

(k) receipt of notice that there has been a loss of, or material order cancellation by, any of its major customers;

(l) employment contract entered into by it that is not terminable at will.

(m) to its Knowledge, any other event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect;

(n) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(o) any sale, assignment or transfer of any intellectual property of the Company or LLC that could reasonably be expected to result in a Material Adverse Effect;

(p) any incurrence of indebtedness (other than the Notes and any Permitted Indebtedness) by the Company or LLC or the mortgage, pledge, transfer of a security interest in, or lien, created by the Company or LLC, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(q) any commencement or settlement of any material claim, action, complaint, petition, investigation, suit or other proceeding, whether administrative, civil or criminal, whether at law or in equity;

(r) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject; or

(s) agreement or commitment by it to do any of the above-described things.

SECTION 4.7. Capitalization.

Subsection 4.7.1. The COI authorizes a total of 10,000,000 shares of Common Stock and 6,000,000 shares of Preferred Stock:

(a) Of the shares of authorized Common Stock, 3,364,217 shares are issued and outstanding as of December 1, 2025, 1,100,000 shares were reserved for issuance under the 2023 Equity Incentive Plan of NuvOx Therapeutics, Inc. (the “Plan”) and, as of December 1, 2025, 63,549 are available for issuance under the Plan;

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(b) Of the shares of authorized Preferred Stock, 795,018 shares are designated as the Series A-1 Preferred, all of which will be issued and outstanding as of the first Closing, and 2,208,093 shares are designated as Series A-2 Preferred, all of which will be issued and outstanding as of the first Closing. The rights, preferences and privileges of the Series A-1 Preferred and Series A-2 Preferred are stated in the COI.

(c) The outstanding shares of Preferred Stock and Common Stock have been duly authorized and validly issued, are fully paid and non-assessable.

(d) Section 4.7 of the Disclosure Schedule sets forth the capitalization of Company as of the first Closing. Except for the securities and rights described in the Securities, the 2021 LLC Notes, the 2023 Notes, this SECTION, and Section 4.7 of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock.

(e) The outstanding shares of Preferred Stock, Common Stock, and shares of Common Stock issuable upon conversion of the shares of Preferred Stock are, or upon issuance thereof will be, subject to the following rights or agreements specified in the Stockholders’ Agreement: a right of first refusal, co-sale right, drag-along right, and lock-up or market standoff agreement of not less than 180 days after Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”) under the Securities Act. The Stockholders’ Agreement grants Major Holders, as defined in the Stockholders’ Agreement, the right to preemptively invest in any issuance of New Securities, as defined in the Stockholders’ Agreement, in a pro rata amount based on each Major Holders’ pro rata ownership of Company’s outstanding shares.

SECTION 4.8. No Governmental Approvals or Filings. In reliance on the accuracy and veracity of Purchaser’s representations and warranties under ARTICLE III, and except for the filing of the Form D with the United States Securities and Exchange Commission pursuant to Regulation D, Rule 506 of the Securities Act, and associated state informational filings, neither Company nor LLC need not, under any applicable law, obtain any consent, approval, order, or authorization of, or seek or make any registration, qualification, designation, declaration or filing with, any governmental authority or any person not a party to this Agreement or the Stockholders’ Agreement in connection with Company’s execution and delivery of this Agreement or its performance of its obligations under this Agreement.

SECTION 4.9. Litigation. There is no action, suit, proceeding, claim, arbitration, complaint, charge or investigation of which Company has received notice (“Action”) pending or, to the best of Company’s Knowledge currently threatened that questions the validity of this Agreement with Purchaser, the other Company Documents, the Securities, or the right of Company to enter into any of the foregoing agreements to which it is a party, or to issue the Securities, or to consummate the transactions and perform the obligations contemplated by this Agreement with that Purchaser or the Securities purchased by that Purchaser. Company is not subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency that would materially and adversely affect Company’s business. There is no Action against or by either Company or LLC currently pending or that Company or LLC presently intends to initiate or that a third party has threatened to initiate to the Knowledge or the Company or the LLC. There is no Action pending before any court or governmental agency against any officer, manager, employee or consultant of Company or LLC in connection with their relationship with, or service on behalf of, Company or LLC, as the case may be, or that would materially affect Company’s or LLC’s business or operation, conflict with Company’s or LLC’s interests, or materially interfere with the employee’s ability to perform his or her duties to Company or LLC.

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SECTION 4.10. Material Agreement; Key Employees.

Subsection 4.10.1. Company is not in material breach of or default under, nor does Company have any Knowledge of any claim or threat that LLC is in material breach of or default under, any term or condition of any agreements, contracts, leases, licenses, instruments and commitments to which Company or LLC is a party or by which it is bound that, individually or in the aggregate, are material to the business, operations, financial condition or results of operations of Company (the “Company Material Agreements”). Subsection 4.10.1 of the Disclosure Schedule lists the Company Material Agreements. Each Company Material Agreement is in full force and effect and, to the best of Company’s Knowledge, no other party to such Company Material Agreement is in default under it. As of the first Closing, Company does not have any employees. Neither Company nor LLC is a party to any labor or collective bargaining agreement. Subsection 4.10.2 of the Disclosure Schedules list the officers and employees of the Company and LLC that the Company considers essential to its business, the loss of whose services would likely have a Material Adverse Effect on the Company and its business prospects (the “Key Employees”). To the Company’s knowledge, no Key Employee intends to terminate employment with the Company (or LLC) or is otherwise likely to become unavailable to continue as a Key Employee. Neither Company nor LLC is delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. Company and LLC have complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining.

SECTION 4.11. Disclosure. Company has provided Purchaser with all the information that Purchaser has requested in connection with the purchase of the Securities and all information that Company believes is reasonably necessary to fully inform Purchaser regarding its purchase of the Securities. None of this Agreement or any other statement or certificate made or delivered in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make those statements, in light of the context and circumstances in which they were made, not misleading in any material respect as of the date they were provided.

SECTION 4.12. Registration Rights; Voting Rights. Neither Company nor LLC is under any obligation to register under the Securities Act any of its respective securities or any securities issuable upon exercise or conversion of its securities nor obligated to register or qualify any of those securities under any applicable state securities or blue-sky laws. Other than the Stockholders’ Agreement, Company is not a party or subject to any agreement or understanding, and, to Company’s Knowledge, there is no agreement or understanding between any persons or entities, which affects or relates to the voting or giving of written consents with respect to any security of Company or by any stockholder of Company.

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SECTION 4.13. Title to Property and Assets.

Subsection 4.13.1. Company has good and marketable title to the membership interests in LLC free and clear of all mortgages, deeds of trust, liens, encumbrances, and security interests.

Subsection 4.13.2. LLC has good and marketable title to its properties and assets not leased, and a valid leasehold interest in all its leasehold estates, in each case free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests, except for: (a) statutory liens for the payment of current taxes that are not yet delinquent; (b) liens imposed by law and incurred in the ordinary course of business for obligations not past due; (c) liens for pledges or deposits under workers’ compensation laws or similar legislation, and (d) liens, encumbrances, and defects in title which do not in any case materially detract from the value of the property subject thereto or have a Material Adverse Effect, and which have not arisen otherwise than in the ordinary course of business. LLC’s tangible property and assets are in good condition, except for ordinary wear and tear, and are suitable for their intended purposes. LLC does not have any fee interest in any real property.

SECTION 4.14. Proprietary Assets. Section 4.14 of the Disclosure Schedule contains a true and complete list of all: (a) patents, patent applications, registered trademarks, registered service marks, trademark and service mark registration applications, trade names, and copyright registrations currently owned by or licensed to the Company or the LLC; and (b) agreements under which the Company or LLC has obtained a license to use any intellectual property or confidential information that is material to the Company’s or LLC’s business. The items in Section 4.14 of the Disclosure Schedule are collectively referred to as the “LLC Proprietary Assets.” Company does not currently own or have licensed to it any proprietary assets of that nature.

Subsection 4.14.1. Restrictive Agreements; Infringement. Neither the Company nor the LLC have granted rights to manufacture, produce, assemble, license, market or sell its products to any other person or entity and is not bound by any agreement that affects the Company’s or LLC’s rights to develop, manufacture, assemble, distribute, market or sell its products. Neither Company nor LLC has received any written communication alleging that it has violated or, by conducting its business as currently conducted or as presently proposed to be conducted, would violate any intellectual property right of any other person or entity related to Company’s or LLC’s products, or the sale, use, or manufacture of them, nor does the Company have any Knowledge of facts that would form a reasonable basis for such an allegation. Except for its obligations under the agreements listed as a Company or LLC Proprietary Asset, LLC is not obligated to make any payments by way of royalties, fees, or otherwise to any owner or licensor of or claimant to any intellectual property right regarding the use thereof that is material to the conduct of Company’s or LLC’s business as presently conducted or proposed to be conducted. There are no agreements, understandings, instruments, contracts, judgments, orders or decrees to which Company or LLC is a party or by which it is bound that require Company or LLC to indemnify a third party for infringement of intellectual property rights.

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Subsection 4.14.2. No Breach by Employees. Company is not aware that any of its or LLC’s officers or employees is obligated under any contract or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of the Company or LLC or that would conflict with the Company’s or LLC’s business as presently conducted. To Company’s Knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s or LLC’s business by the employees of the Company and LLC, nor the conduct of the Company or LLC business as presently conducted, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Each current employee, consultant, and officer of the Company and LLC has executed an agreement with LLC regarding confidentiality, proprietary information and invention assignment (the “Confidential Information Agreements”). No current employee, consultant, or officer has excluded works or inventions from his or her assignment of inventions under his or her Confidential Information Agreement. To Company’s Knowledge, none of the Company’s or LLC’s employees, consultants or officers is in material violation of his or her Confidential Information Agreement. Company does not believe it is or will be necessary to use any inventions of any of its or LLC’s employees made before their employment by Company or LLC.

SECTION 4.15. Insurance. Company and LLC have each obtained the insurance coverages in the types and amounts set forth in Section 4.15 of the Disclosure Schedule, including directors and officers liability insurance.

SECTION 4.16. Use of Proceeds. The proceeds received by Company from the issuance and sale of the Securities will be used in the manner set forth in Section 4.16 of the Disclosure Schedule. Generally, those purposes include payment of costs related to Company’s and LLC’s research and development efforts for its products, interactions with regulatory authorities, owed legal and accounting fees, filing of new IP for stronger coverage on additional (improved) formulations of product, new product applications, upcoming foreign filing fees, consultant fees, and general purposes of Company and LLC and their respective operations.

SECTION 4.17. Offering Exemption. Subject to the accuracy and veracity of Purchasers’ representations and warranties under ARTICLE III, the offer, sale and issuance of the Securities in conformity with the terms of this Agreement are exempt from the registration requirements of the Securities Act, and are exempt from the qualification or registration requirements of applicable state securities laws. Neither Company nor any agent, employee, officer, manager, or stockholder of Company or LLC on behalf of Company has, directly or indirectly, including through a broker or finder: (a) engaged in any general solicitation in connection with the offer to sell, purchase, issuance or sale of the Securities; (b) published any advertisement in connection with the offer to sell, purchase, issuance or sale of the Securities; or (c) solicited any offers to purchase or has offered to sell all or any part of the Securities to any person or persons; so as to bring either the issuance or the sale of the Securities to Purchasers under this Agreement within the registration provisions of the Securities Act or the qualification requirements of any state securities law.

SECTION 4.18. Brokers or Finders. Company has not, and none of its officers, agents, or stockholders has, directly or indirectly, including through a broker or finder, engaged in any general solicitation or published any advertisement in connection with the Offering.

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SECTION 4.19. Related-Party Transactions. Except as set forth in Section 4.19 of the Disclosure Schedule, there are no agreements, understandings or proposed transactions between Company or LLC and any of their respective officers, managers, directors, or any affiliate thereof. No employee, officer, director, or stockholder of Company, or employee, officer, manager, or member of LLC, or member of any such individual’s immediate family is indebted to Company or LLC, nor is Company or LLC indebted (or committed to make loans or extend or guarantee credit) to any of such individuals other than: (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company or LLC; (c) for other standard employee benefits made generally available to all employees (including option agreements outstanding under any option plan approved by the Board and stock purchase agreement approved by the Board and unit purchase agreements approved by the LLC); and (d) the 2021 LLC Notes and the 2023 Notes earlier issued to certain officers, employees and stockholders. To Company’s Knowledge, none of such individuals has any direct or indirect ownership interest in any entity that competes with Company, or with which Company is affiliated or Company has a business relationship, except for the ownership of stock in publicly traded companies. Except as set forth in Section 4.19 of the Disclosure Schedule, to Company’s Knowledge, no employee, officer, director, manager, stockholder, or Member, nor any member of their immediate families, is, directly or indirectly, interested in any Material Agreement other than the Documents.

SECTION 4.20. Preclinical Development and Clinical Trials. The studies, tests, preclinical development and clinical trials, if any, conducted by or on behalf of LLC are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional and scientific standards for products or product candidates comparable to those being developed by LLC and all applicable laws and regulations, including the Federal Food, Drug, and Cosmetic Act and 21 C.F.R. parts 50, 54, 56, 58, 312, and 812. The descriptions of, protocols for, and data and other results of, the studies, tests, development and trials conducted by or on behalf of LLC that have been furnished or made available to the Purchasers are accurate and complete. LLC is not aware of any studies, tests, development or trials the results of which reasonably call into question the results of the studies, tests, development and trials conducted by or on behalf of LLC, and LLC has not received any notices or correspondence from the U.S. Food and Drug Administration (“FDA”) or any other governmental entity or any institutional review board or comparable authority requiring the termination, suspension or material modification of any studies, tests, preclinical development or clinical trials conducted by or on behalf of LLC.

SECTION 4.21. FDA Approvals. LLC possesses all permits, licenses, registrations, certificates, authorizations, orders and approvals from the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as now conducted including all such permits, licenses, registrations, certificates, authorizations, orders and approvals required by the FDA or any other federal, state or foreign agencies or bodies engaged in the regulation of drugs, pharmaceuticals, medical devices or biohazardous materials. Company and LLC have not received any notice of proceedings relating to the suspension, modification, revocation or cancellation of any such permit, license, registration, certificate, authorization, order or approval. Neither the Company nor the LLC, nor, to Company’s Knowledge, any officer, employee or agent of the Company or the LLC, has been convicted of any crime or engaged in any conduct that has previously caused or would reasonably be expected to result in (A) disqualification or debarment by the FDA under 21 U.S.C. Sections 335(a) or (b), or any similar law, rule or regulation of any other governmental entities, (B) debarment, suspension, or exclusion under any federal healthcare programs or by the General Services Administration, or (C) exclusion under 42 U.S.C. Section 1320a-7 or any similar law, rule or regulation of any governmental entities. Neither the Company nor the LLC, nor any of their officers, employees, or, to Company’s Knowledge, any of their contractors or agents is the subject of any pending or threatened investigation by FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” policy as stated at 56 Fed. Reg. 46191 (September 10, 1991) (the “FDA Application Integrity Policy”) and any amendments thereto, or by any other similar governmental entity pursuant to any similar policy. Neither the Company nor the LLC, nor any of their officers, employees, contractors, and agents has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for FDA to invoke the FDA Application Integrity Policy or for any similar governmental entity to invoke a similar policy, including in connection with the Related Party Lease, with respect to another business controlled by Dr. Evan Unger, the Company’s Executive Chairman (“Unger”), operating in the same facility, and with respect to any common area maintenance or other shared expenses in connection therewith. Neither the Company or the LLC nor any of their officers, employees, or to Company’s Knowledge, any of their contractors or agents has made any materially false statements on, or material omissions from, any notifications, applications, approvals, reports and other submissions to FDA or any similar governmental entity.

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SECTION 4.22. FDA Regulation. The Company and the LLC are and have been in compliance with all applicable laws administered or issued by the FDA or any other governmental entity, including the Federal Food, Drug, and Cosmetic Act and all other laws regarding developing, testing, manufacturing, marketing, distributing or promoting the products of the Company, or complaint handling or adverse event reporting, or other applicable healthcare laws, including in connection with Company and/or LLC leasing office space and conducting operations in a building owned by Unger (the “Related Party Lease”), with respect to another business controlled by Unger operating in the same facility, and with respect to any common area maintenance or other shared expenses in connection therewith.

SECTION 4.23. Data Privacy. In connection with its collection, storage, transfer (including any transfer across national borders) and/or use of any personally identifiable information from any individuals, including any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), Company and LLC are and have been, in material compliance with all applicable laws in all relevant jurisdictions, Company’s and LLC’s privacy policies and the requirements of any contract or codes of conduct to which Company and LLC are a party. Company and LLC have commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. To the extent the Company or LLC maintains or transmits protected health information, as defined under 45 C.F.R. § 160.103, Company and LLC are in compliance with the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, including all rules and regulations promulgated thereunder. Company and LLC are and have been in compliance in all material respects with all applicable laws relating to data loss, theft and breach of security notification obligations.

ARTICLE V

ADDITIONAL MATTERS AND COVENANTS

SECTION 5.1. Restrictions on Transfers of Securities. If the Securities are not registered under the Securities Act, Purchaser may not sell, transfer or dispose of its Securities unless and until the following requirements have been satisfied: (a) Purchaser provides written notice to Company of the proposed sale, transfer, or disposition containing the terms and conditions of the proposed sale, transfer or disposition, and the circumstances surrounding the proposed disposition; (b) Purchaser complies with all requirements of this Agreement applicable to the disposition of its Securities; and (c) if requested by Company in writing, Purchaser provides Company an opinion of legal counsel that: (i) the proposed sale, transfer or disposition does not require registration of the Securities under the Securities Act; or (ii) all appropriate action necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) has been taken. The opinion of Purchaser’s counsel must be in form and substance satisfactory to Company, and Company’s counsel must concur with the opinion of Purchaser’s legal counsel. Company may not require opinions of counsel for transactions: (A) made pursuant to Rule 144 or Section 4(a)(7) of the Securities Act except in extraordinary circumstances; or (B) except as may otherwise be required under the Stockholders’ Agreement, in which such Purchaser distributes Securities to an affiliate of such Purchaser for no consideration. Company is not required to transfer on its books any Securities that have been sold or transferred in violation of this SECTION, or to treat as the owner of the Securities, or otherwise to accord voting or distribution rights to, any person to whom the Securities have been transferred in contravention of this Agreement.

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SECTION 5.2. Restrictive Legends. If the Securities should later be represented by certificates, and to reflect the restrictions on the sale, transfer, or disposition of the Securities, and to apprise prospective transferees of those restrictions, Company will affix upon the Note and Warrant and any certificates representing the Securities issuable upon conversion of the Note or exercise of the Warrant a legend substantially to the effect set forth below and any legends required by the Conversion Agreements and any legend or legends required by state authorities if required by them in connection with the issuance of the Securities.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, DISCOUNTED OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY MANNER DISPOSED OF IN THE ABSENCE OF: (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND STATE LAWS; OR (II) A ‘NO ACTION’ LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER; OR (III) AN OPINION OF COUNSEL SATISFACTORY TO COMPANY ISSUING THE SECURITIES THAT REGISTRATION UNDER SUCH ACT AND STATE LAWS IS NOT REQUIRED WITH RESPECT TO SUCH SALE, OFFER, TRANSFER, PLEDGE OR HYPOTHECATION; OR (IV) AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND STATE LAWS.

SECTION 5.3. Market Lock-Up. During the Lock-Up Period, Purchaser may not sell, offer to sell, pledge to sell, make any short sale of, assign, donate, loan, hypothecate, pledge, grant any option or contract to purchase, or otherwise dispose, encumber or transfer for value, or otherwise agree to engage in any of the foregoing transactions, directly or indirectly, with respect to any Securities without the prior written consent of Company or its underwriters. The “Lock- Up Period” is that period of time beginning on the effective date of Company’s effective registration statement filed under the Securities Act in connection with the offering and sale of Company’s equity securities in Company’s first underwritten public offering, and ending on a date designated by Company or its underwriter(s), although the designated date may not be more than 180 days after that effective date unless the rules of the exchange on which the equity securities are traded may require, under certain circumstances, a longer time period that may not in any event exceed 210 days. If Company or its underwriter(s) request, Purchaser will execute and deliver other agreements that are consistent with this SECTION, or as may be necessary to give further effect to this SECTION. To enforce this SECTION, Company may issue appropriate stop- transfer instructions to its transfer agent, if any, with respect to the Securities until the end of the Lock-Up Period, or if Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

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SECTION 5.4. Application to Successor Securities. If Company distributes any new, substituted, successor or additional securities with respect to the Securities in connection with, or under, any recapitalization or other change affecting Company’s outstanding capital stock effected without receipt of consideration, then those new, substituted, or additional securities will be immediately subject to this ARTICLE V, to the same extent as the Securities.

SECTION 5.5. Priority. Company and LLC each covenants and agrees, for itself, its successors and assigns, notwithstanding the date of this Agreement or, the date of issuance of any Note hereunder: (a) each Note issued to Purchasers hereunder is equal in priority, operation, and effect as regards every other Note issued to Purchasers under this Agreement; and (b) each Note will be repaid on a pari passu basis among the holders of the Notes and (b) the Notes, will be senior in priority to pay the principal of, and interest on, other debt of Company or LLC, as the case may be, arising under instruments, facilities or agreements of Company or LLC in place after the first date of sale of Notes, including the 2021 LLC Notes, the 2023 Notes, and the 2024 Notes (collectively, “Permitted Indebtedness”) other than: (i) customary trade debt and unsecured indebtedness to trade creditors incurred in the ordinary course of business; (ii) indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (iii) indebtedness in respect of capital lease obligations or purchase money debt incurred in the ordinary course of business; (iv) LLC’s existing debt obligations to the Small Business Administration in the original principal amounts of about $150,000, excluding a previous obligation under the Paycheck Protection Program, for which Company has already received forgiveness; and (v) certain contingent liabilities arising out of LLC’s NIH grant obligations. Before the Note Obligations are paid in full or converted under SECTIONS 2.5 and 2.6 above, neither Company nor LLC may, without prior written approval of a 2025 Requisite Interest: (A) create, incur, assume, or be liable for any indebtedness other than Permitted Indebtedness; or (B) mortgage, pledge, grant, or permit to exist a security interest in, or lien upon, all or any portion of Company’s or LLC’s assets now owned or hereafter acquired, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s or LLC’s ownership or use of such property or assets or except in connection with any Permitted Indebtedness. No Purchaser may object to or contest, or support any other person in contesting or objecting to, in any proceeding, the validity, extent, priority set forth in, or enforceability of this SECTION.

SECTION 5.6. Execution and Delivery of Conversion Agreements. In connection with the conversion of the Note under SECTIONS 2.5 and 2.6 above, Purchaser or any subsequent holder hereby covenants, on or before the date of the first closing of the Qualified Financing: (a) to surrender the Note to Company; (b) to sign and deliver to Company the Financing Securities Purchase Agreement and the other Conversion Agreements, if so required in connection with the conversion into Financing Securities under SECTION 2.5 or 2.6 above; and (c) to comply with any other conditions and obligations of Purchaser specified in the Financing Securities Purchase Agreement for closing the Qualified Financing in connection with a conversion under SECTIONS 2.5 and 2.6 above.

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SECTION 5.7. Reservation of Financing Securities; Extended Benefits of Adjustments. Upon authorization of the Qualified Financing by the Board, Company will at all times authorize, reserve, and keep available a number of its Financing Securities as are from time to time sufficient to effect the conversion of the Note in the Qualified Financing. Company will extend to Purchasers the benefit of adjustments in its capitalization occasioned by any recapitalizations or other similar transactions affecting the Securities that occur before the conversion of the Note purchased under this Agreement.

SECTION 5.8. Participation Right in Future Offerings Not a Qualified Offering.

Subsection 5.8.1. Notice and Exercise of Rights. If, before the first to occur of the closing of a Sale Event, full payment of the Note, or conversion under SECTIONS 2.5 and 2.6 above, Company proposes to issue and sell any New Securities (as defined below), Company must first give to each Purchaser at least 30 days’ written notice before the proposed issuance and sale setting forth in reasonable detail the price and other terms on which those New Securities are proposed to be issued and sold, and the number of New Securities proposed to be issued and sold (“Preemptive Notice”). Each Purchaser will have the preemptive right to subscribe up to a number or amount of New Securities of the proposed issuance and sale equal to the product of: (a) as the case may be, the total number or amount of those New Securities; and (b) a fraction, the numerator of which is the total principal amounts of the Notes purchased hereunder by the Purchaser as of the date of the Preemptive Notice and the denominator of which is the sum of total aggregate principal amount of the 2021 LLC Notes purchased, total aggregate principal amount of the 2023 Notes purchased, total aggregate principal amount of the 2024 Notes purchased, and the total aggregate principal amount of the Notes purchased hereunder by all Purchasers, in each case as of the date of the Preemptive Notice, without giving effect to the proposed issuance. Any fraction of equity interests or cents resulting from the above computation will be rounded down to the nearest whole number. To exercise its preemptive right set forth above, each Purchaser, on or before the date 20 days after the date of the Preemptive Notice, must give written notice to Company in accordance with the instructions provided in the Preemptive Notice, of that Purchaser’s election to exercise its right to subscribe to the New Securities proposed to be issued (“Election Notice”). If a Purchaser does not timely provide the Election Notice, that Purchaser will be deemed to have elected not to exercise its preemptive rights and will have no further rights to purchase or otherwise participate in the offering of New Securities that is the subject of that Preemptive Notice. A Purchaser’s election (actual or deemed) not to exercise its preemptive rights in response to a particular Preemptive Notice will not affect that Purchaser’s preemptive rights in or for any future proposed offering of New Securities under a subsequent Preemptive Notice. A Purchaser’s Election Notice constitutes an irrevocable commitment to purchase from Company the New Securities specified therein, subject to the maximum amount allocable to that Purchaser. Promptly after the expiration of that 20-day period, Company must give each Purchaser who has timely provided an Election Notice by which that Purchaser elected to purchase its full allotment of New Securities in response to the Preemptive Notice another written notice (the “Availability Notice”) specifying the number or proportion of New Securities for which the other Purchasers have not elected to exercise preemptive rights under this SECTION (the “Available New Securities”). Each Purchaser who receives the Availability Notice may elect to purchase up to the total number or amount of Available New Securities by providing written notice thereof to Company on or before the date 5 days after the date of the Availability Notice (“Secondary Election Notice”). If Purchasers timely provide Secondary Election Notices that collectively elect more than the total number or amount of Available New Securities, then each Purchaser will be entitled to purchase its proportionate number or amount of Available New Securities, determined in relation to the proportion that the number of Available New Securities that Purchaser elected to purchase in its Secondary Election Notice bears to the total aggregate number or amount of New Securities that Purchasers elected to purchase in their respective Secondary Election Notices, or such other number or amount of those New Securities as the Purchasers timely providing Second Election Notices may agree as evidence shown in a joint writing among all such Purchasers timely delivered to Company, as the case may be. “New Securities” means: (i) any shares of Common Stock or Preferred Stock, whether or not now authorized; (ii) warrants, options and other convertible instruments (debt or equity), including the total investment amounts offered under a simple agreement for future equity (SAFE); but, in each case, excluding: (A) Exempted Securities, as defined in the COI; (B) securities offered by Company to the public in Company’s first underwritten public offering of its equity securities under the Securities Act; and (C) securities offered in the Qualified Financing or in a Sale Event.

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Subsection 5.8.2. The Closing of Sale of New Securities. If Purchasers fully subscribe to the New Securities in response to a particular Preemptive Notice, then the closing of the sale of those New Securities must take place on a date not less than 20 days and not more than 30 days after the expiration of the 5-day notice period for providing Secondary Election Notices (the “Preemptive Closing”). Company must give Purchaser’s at least 5 business days’ written notice of the time, date, and place of the Preemptive Closing. If Purchasers do not fully subscribe to the New Securities, Company may close on the issuance and sale of the New Securities any time on or before the later to occur of the latest date set for the Preemptive Closing or the date 6 months after the expiration of the 5-day notice period for providing Secondary Election Notices, and in the number and on the terms specified in the Preemptive Notice, unless the terms are more favorable to subscribers of the New Securities, in which case a new Preemptive Notice for the modified terms in the manner provided under Subsection 5.8.1 above is required. If the terms are more favorable to Company than those set forth in that Preemptive Notice, Company may proceed on those more favorable terms without need to issue another Preemptive Notice. If Company is advised by its financial advisors that the remaining number of New Securities that were the subject of pertinent Preemptive Notice but not subject to any Election Notice or Secondary Election Notice is too small to be reasonably issued and sold, Company may either cancel that offering of New Securities or elect to proceed with it but only to the extent Purchasers have subscribed to purchase the New Securities. The number of New Securities issued and sold to Purchasers exercising their preemptive rights in response to a given Preemptive Notice and to any third party, if any, acquiring New Securities in that issuance and sale may not exceed the number of New Securities stated in that Preemptive Notice.

Subsection 5.8.3. Restrictions. Each Purchaser’s rights under this SECTION are subject to compliance with applicable federal and state securities laws. A Purchaser will forfeit its rights under this SECTION for any proposed issuance or sale of New Securities unless that Purchaser is able to represent and warrant that it meets the qualifications and standards requested by Company to exempt the proposed issuance and sale from registration or qualification under applicable federal and state securities laws. Each person purchasing New Securities that were the subject of a given Preemptive Notice above must make the same representations and warranties as that required of the Purchasers seeking to participate therein. No Purchaser may assign or transfer, in whole or in part, the rights granted hereunder, without Company’s prior written consent.

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Subsection 5.8.4. Termination of Preemptive Rights. The Purchasers’ rights under this SECTION terminate at the first to occur of: (a) immediately before the closing of a Sale Event or the Qualified Financing; (b) at any time indicated in the written agreement of Company and a 2025 Requisite Interest; and (c) the Maturity Date. Any individual Purchaser may waive its rights under this SECTION in a writing delivered to Company, which writing may be general or limited to the proposed issuance and sale specified in a given Preemptive Notice.

SECTION 5.9. Most-Favored Rights in Future Offerings. If, before the first to occur of the closing of a Sale Event, full payment of the Note, or conversion under SECTIONS 2.5 and 2.6 above, the Company proposes to issue and sell any New Securities, or offer additional rights to purchasers of New Securities that differ from those rights given to the New Securities issued to the Purchasers, or offer additional rights on any other Company securities, including through side letters (the “Most-Favored Offering”), Company must first give to each Purchaser that has then purchased Notes and Warrants under this Agreement, by written notice setting forth in reasonable detail the price and other terms of the Most-Favored Offering, and the number of New Securities proposed to be issued and sold in the Most-Favored Offering, and extending to each such Purchaser the right to convert that Purchaser’s Notes and Warrants, in whole and not in part, into the New Securities offered in the Most-Favored Offering at the terms of the Most-Favored Offering (the “Most-Favored Notice”). Company must provide the Most-Favored Notice promptly after the commencement of that Most-Favored Offering. If a Purchaser elects to convert that Purchaser’s Notes and Warrants into the New Securities according to the terms of the Most- Favored Offering, the Purchaser must provide, on or before the date 10 days after the date of the Most-Favored Notice, written notice to Company of the Purchaser’s election to so convert, in which case, the conversion of each such Purchaser’s Notes and Warrants will be effected in accordance with the terms of the Most-Favored Offering, and in the closing thereof immediately following the date of the Purchaser’s written election.

ARTICLE VI

CONDITIONS TO CLOSING

SECTION 6.1. Conditions to Purchaser’s Obligations to Close. Each Purchaser’s obligation to purchase the Note and Warrant at the pertinent Closing is subject to the fulfillment, on or before that Closing, of each of the following conditions, unless waived by Purchaser. The following conditions are imposed and provided for the sole benefit of each Purchaser independently and may be waived only by that Purchaser in the sole and absolute discretion of that Purchaser.

Subsection 6.1.1. Representations and Warranties. The representations and warranties made by each of Company in ARTICLE IV (as modified or supplemented by the Disclosure Schedule updated through the pertinent Closing) must be true and correct in all material respects as of the date of the pertinent Closing except: (a) for any breach thereof that in each case, or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect; and (b) for those representations and warranties that address matters only as of a particular date, those representations and warranties must be true and correct as of that date. This Subsection is self-executing in that Company, by having consummated the transactions contemplated by this Agreement, will be deemed conclusively to have certified at that Closing that the representation and warranties made by it are true and correct in all material respects on and as of the first Closing date. If it is necessary because of changes to Company’s or LLC’s circumstances that would require Company to update the Disclosure Schedule to satisfy the foregoing condition to Purchaser’s obligations to close in a Closing after the first Closing hereunder, a Purchaser’s obligation to purchase the Notes and Warrants at that such Closing will be further conditioned on Company providing to that Purchaser before the pertinent Closing an update to the Disclosure Schedule through the date of the pertinent Closing and any updates to the Disclosure Schedule since the date of the immediately preceding Disclosure Schedule, which update(s) are reasonably satisfactory to that Purchaser in substance and form.

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Subsection 6.1.2. Covenants and Deliveries. Company must have performed, or complied in all material respects with, all covenants, agreements and conditions contained in this Agreement to be performed by Company on or before the pertinent Closing.

Subsection 6.1.3. Qualifications; Consents and Waivers Received. Company must have obtained any and all consents and all authorizations, approvals or permits, if any, of its Board, stockholders, any governmental authority or regulatory body of the United States or of any state that are required in connection with execution and delivery of the Company Documents, and the consummation of the transactions contemplated by this Agreement must have been made, and be obtained and effective, as of the applicable Closing, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

Subsection 6.1.4. Waiver of Preemptive Rights. All stockholders of Company having any preemptive, first refusal, or other rights with respect to the sale and issuance of the Securities must have irrevocably waived the same in writing.

Subsection 6.1.5. Legal Investment. At the applicable Closing, the sale and issuance of the Securities must be legally permitted by all laws and regulations to which Purchaser and Company are subject.

Subsection 6.1.6. Proceedings and Documents. All Company and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto must be reasonably satisfactory in form and substance to Purchaser.

Subsection 6.1.7. Due Diligence. Purchaser must have concluded to its complete satisfaction any and all due diligence he deems necessary to make an informed decision regarding his investment hereunder and must have received all information that Purchaser may have reasonably requested in connection with his due diligence review.

Subsection 6.1.8. No MAE. No event or circumstance may have occurred or be subsisting before any Closing after the first Closing that would have a Material Adverse Effect.

SECTION 6.2. Conditions to Company’s Obligations to Close. Company’s obligation to sell, issue and deliver the Note and Warrant at a pertinent Closing of a Purchaser’s purchase and receipt of a Note and Warrant is subject to the fulfillment, on or before that Closing, of each of the following conditions, unless waived by Company. The following conditions are imposed and provided for the sole benefit of Company and may be waived only by Company in its sole and absolute discretion.

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Subsection 6.2.1. Representations and Warranties. The representations and warranties made by Purchaser in ARTICLE III must be true and correct in all material respects as of the date of the pertinent Closing. This Subsection is self-executing in that Purchaser, by having consummated the transactions contemplated by this Agreement, will be deemed conclusively to have certified at that Closing that all the representations and warranties made by that Purchaser are true and correct on and as of the date of that Closing.

Subsection 6.2.2. Covenants and Deliveries. Purchaser must have performed, or complied in all material respects with, all covenants, agreements and conditions contained in this Agreement to be performed by Purchaser on or before the pertinent Closing.

Subsection 6.2.3. Legal Investment. At the pertinent Closing, the sale and issuance of the Securities must be legally permitted by all laws and regulations to which Purchaser and Company are subject.

Subsection 6.2.4. Compliance with Securities Laws. Company must be satisfied that the offer and sale of the Securities are qualified or exempt from registration or qualification under all applicable federal and state securities laws. Without limiting the generality of the foregoing, Company must be satisfied that Purchaser has been verified as an accredited investor.

Subsection 6.2.5. Consents and Waivers Received. Company must have obtained any and all necessary or appropriate consents, amendments and waivers required to be obtained by it, including any and all approvals of its Board and approvals and waivers of its stockholders, in connection with the valid execution and delivery of the Company Documents, the sale, issuance and delivery of the Securities and any required consents.

Subsection 6.2.6. Proceedings and Documents. All proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto must be reasonably satisfactory in form and substance to Company.

ARTICLE VII

EVENTS OF DEFAULT; REMEDIES

SECTION 7.1. Defined. Each of the following is deemed an “Event of Default” under each Note:

(a) Company defaults in the payment of any part of the principal or unpaid accrued interest on a Note for more than 30 days after the date specified for payment if any, under the applicable Note or this Agreement, or at a date fixed by acceleration or otherwise;

(b) Company materially and knowingly defaults in its observance or performance of any other material covenant or agreement under this Agreement or the Note and that default is not cured on or before the date 30 days after written notice from Purchaser to perform or observe the covenant or agreement;

(c) the representations and warranties of Company set forth in this Agreement are not true and correct in any material respect as of the Effective Date or the pertinent Closing;

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(d) Company or LLC makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or files a voluntary petition for bankruptcy, or files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or files any answer admitting the material allegations of a petition filed against Company or LLC in any proceeding concerning the foregoing, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of Company or LLC, or of all or any substantial part of the properties of Company or LLC, or Company, the Board, or stockholders take any action looking to dissolve or liquidate Company, or LLC, its Board of Managers, or its Members take any action looking to dissolve or liquidate LLC; and

(e) (i) the appointment of any trustee, receiver or liquidator of Company or of all or any substantial part of its properties with Company’s or LLC’s consent or acquiescence; (ii) within 90 days after the date of the appointment of any trustee, receiver or liquidator of Company or LLC or of all or any substantial part of their respective properties without Company’s or LLC’s consent or acquiescence, Company or LLC, as the case may be, fails to vacate that appointment; or (iii) within 90 days after the commencement of any proceeding against Company or LLC seeking any bankruptcy, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, Company or LLC, as the case may be, fails to have that proceeding dismissed.

SECTION 7.2. Remedies. Upon an Event of Default described in SECTION 7.1(a), (b) or (c) and at any time thereafter during the continuance of that Event of Default, Purchaser may, with the written consent of a 2025 Requisite Interest, upon notice to Company, declare any or all outstanding Note Obligations payable by Company to become immediately due and payable without presentment, demand or protest. Upon an Event of Default described in SECTION 7.1(d) or (e), all outstanding Note Obligations will become immediately due and payable without notice, presentment, demand or protest.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 8.1. Agreement in its Entirety. The Documents represent and constitute the entire agreement between the parties as to the subject matter of those documents and the purchase of the Notes and Warrants. Any and all prior and contemporaneous oral and written negotiations, representations, warranties, agreements, statements, promises, and understandings with respect to that subject matter, are merged into, and extinguished, superseded, and completely expressed by those documents. No party is bound by or charged with any written or oral agreements, representations, warranties, statements, promises, or understandings not specifically set forth in such documents.

SECTION 8.2. Addresses and Notices. All notices, requests, consents, demands and other communications provided in this Agreement must be in writing and will be deemed to have been made or given: (a) on the date delivered, if personally delivered; (b) if sent in Electronic Format, at the date and time of transmission as indicated on the received transmission if sent during normal business hours of the notified party, or if not, on the next business day; (c) on the date 3 business days after being sent by registered or certified mail, return receipt requested, postage prepaid; or (d) on the date one day after deposit with a nationally recognized overnight courier, specifying overnight delivery, with written verification of receipt. All notices must be addressed to the party entitled to notice at the address indicated below the party’s signature line on this Agreement or at such other address as such party may designate by 10 days’ advance written notice under this SECTION to the other parties to this Agreement. Notice of change of address will be effective only when done in accordance with this SECTION. For purposes of this Agreement, a notice will be considered “written” or “in writing” if it is in a form on conventional paper or Electronic Format. “Electronic Format” means a document in the form of facsimile or electronic mail or portable document format (.pdf) or any other electronic means or forms intended to preserve the original graphic and pictorial appearance of a document or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com.

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SECTION 8.3. Amendment of this Agreement and Notes; Waiver. No supplement to, modification, amendment, termination of, or discharge or waiver under, this Agreement and the Notes will be binding unless executed in writing by Company and a 2025 Requisite Interest. Any supplement, amendment, modification, waiver, discharge or termination effected as provided above will be binding upon Company and each Purchaser whether or not that Purchaser has entered into, approved of or consented to the pertinent supplement, amendment, modification, waiver, discharge or termination. Each Purchaser acknowledges that by operation of this SECTION, Purchasers, at any time, holding the applicable 2025 Requisite Interest, except as otherwise provided in this Section 8.3, have the right and power to diminish or eliminate all rights of a Purchaser under this Agreement. Company must give prompt written notice of any supplement, amendment, modification, termination, discharge or waiver effected as provided above to any Purchaser that did not consent in writing to the same. Company and Purchasers may not make any amendment to this Agreement that treats any one or more Purchasers differently from the other Purchasers (including through granting such Purchasers rights outside of this Agreement), or grants different rights to or places different obligations on one or more Purchasers than those granted to or placed upon the remaining Purchasers, or changes the amount of the Note Obligations, or modifies or terminates any rights given to a specific Purchaser hereunder, without the written agreement of Purchaser so affected. A party’s express or implied waiver of or consent to any provision of this Agreement or the other party’s breach of its obligations hereunder may not be deemed to be, or construed as, a consent to, or waiver of, any other provisions or other breach of the same or any other obligations of the other party. A party’s failure, no matter how long, to: (a) complain of any act, or failure to act, by the other party; (b) declare the other party in default, irrespective of how long the default continues; (c) insist upon the strict performance of any obligation or condition of this Agreement; or (d) exercise any right or remedy consequent upon a breach thereof; does not constitute a waiver by that party of its rights, the breach, or any other obligation or condition. A party’s consent in any one instance does not limit or waive the necessity to obtain that party’s consent in any future instance. No single or partial exercise of any right, power or privilege by a party hereunder precludes any other or further exercise thereof or the exercise of any other right, power or privilege by such party.

SECTION 8.4. Applicable Law. This Agreement, including the Exhibits attached to it, and its effect are subject to and must be construed and enforced in accordance with the laws of the State of Delaware, without regard to its principles regarding conflicts of law.

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SECTION 8.5. Assignment. Company may not assign this Agreement or any rights under this Agreement without the prior written consent of 2025 Requisite Interest. No Purchaser may assign this Agreement or any rights under this Agreement without the prior written consent of Company, provided, however, that this Agreement and/or its rights may be assigned without the Company’s consent by a Purchaser to any other entity who directly or indirectly, controls, is controlled by, or is under common control with the Purchaser, including any general partner, managing member, officer, or director of the Purchaser, or any venture capital fund or angel group now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Purchaser. When properly assigned, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors, assigns, and transferees by operation of law, whether or not that person may have become a party to this Agreement or agreed in writing to join in this Agreement and be bound by its terms and conditions.

SECTION 8.6. Brokers or Finders. Company will indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against that liability or asserted liability) that Purchaser or its directors, officers, agents, employees, beneficiaries, or representatives, may incur.

SECTION 8.7. Compliance with Law; Severability. Nothing in this Agreement is intended, or may be construed, to require the commission of any act contrary to any applicable law. Each party must comply with all applicable laws and regulations in performing its obligations hereunder. If any provision of this Agreement (which is to be applied in the narrowest sense as meaning the particular provision within a single SECTION, Subsection, paragraph, sentence or clause) conflicts with any statute, law, ordinance, policy or treaty such that it is held or adjudged to be invalid, illegal, void or otherwise unenforceable, then the affected provision must be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements and the validity, legality, and enforceability of the remaining provisions of this Agreement and will not in any way be affected or impaired thereby and will remain enforceable to the fullest extent permitted by law. In that event, to the fullest extent possible, the remaining provisions of this Agreement will be modified and construed to the extent necessary to resolve the conflict and to give effect to the intent manifested by the provision held invalid, illegal, void or unenforceable.

SECTION 8.8. Computation of Time. In computing any period of time for purposes of this Agreement, the day or date of the act, notice, event or default from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, Sunday or a federal holiday in the United States, in which event the period runs until the end of the next day which is not a Saturday, Sunday or a federal holiday in the United States. All references to days, months, quarters or years are references to calendar days, calendar months, calendar quarters or calendar years, unless otherwise indicated. All references to “business days” or “working days” are references to days that are not a Saturday, Sunday or federal holiday in the United States.

SECTION 8.9. Counterparts. This Agreement may be executed in several identical counterparts, by manual means or in Electronic Format, each of which will be deemed to be an original, and all of which, taken together, will constitute one and the same instrument. Delivery of this Agreement in Electronic Format will be deemed a binding original and will have the same force and effect as delivery of signatures on the original Agreement, and each party may use signatures in Electronic Format as evidence of the execution and delivery of this Agreement by all parties to the same extent that a hardcopy original signature could be used.

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SECTION 8.10. Dispute Resolution. If a dispute or claim arises out of or relates to this Agreement, or the breach thereof, and if the dispute or claim cannot be settled through face-to- face discussion between Company and the Purchaser, the parties must submit to final, binding and conclusive arbitration conducted in the Tucson, Arizona metropolitan area by and in accordance with the Rules for Accelerated Commercial Arbitration of the International Institute for Conflict Prevention & Resolution (“IICPR”) then in effect. If the parties are unable to agree on an arbitrator, the arbitrator will be selected by the IICPR. The party that does not prevail in the arbitration must bear the costs of the arbitration. The arbitrator may award costs and fees to the prevailing party, as determined by the arbitrator, but absent an award of fees by the arbitrator, each party must bear its own expenses, including attorneys’ fees. The arbitration will be governed by the Federal Arbitration Act, 9 U.S.C. §§1 et seq., and judgment upon the award rendered by the arbitrator may be entered by the highest court of the forum, state or federal, having jurisdiction. The arbitrator may award all remedies available at law or equity, including injunction and specific performance. Each party further agrees that service of process of notice in any proceeding under this Section will be effective if in writing and if sent in the manner provided in this Agreement for the giving of notices, or in any other manner permitted by Delaware law. Nothing in this Section may be construed to waive any rights or timely performance of any obligations existing under this Agreement.

EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

SECTION 8.11. Independent Counsel; Expenses. Each party acknowledges that this Agreement and its Exhibits have been prepared on behalf of Company by Company’s counsel. Company’s counsel does not represent, and is not acting on behalf of, any Purchaser. Purchaser has been provided with an opportunity to consult with Purchaser’s own counsel with respect to this Agreement. Each party is responsible for its own attorneys’ fees and costs incurred in preparing, negotiating and performing under this Agreement.

SECTION 8.12. No Third-Party Beneficiaries. None of the provisions of this Agreement is for the benefit of, or enforceable by, any third party. The agreements herein contained are made for the sole benefit of the parties hereto and no other person or entity is intended to or has any rights or benefits hereunder, whether as a third-party beneficiary or otherwise.

SECTION 8.13. Survival. In addition to any provision of this Agreement that expressly provides for acts or obligations to continue beyond the Closing or the expiration or earlier termination of this Agreement, the provisions of ARTICLE III and IV (“Representations and Warranties”), V (“Legends”), VII (“Events of Default; Remedies”) and VIII (“General Provisions”) survive the Closing and any expiration or earlier termination of this Agreement for a period of 12 months after the Offering End Date. Expiration or earlier termination of this Agreement does not constitute a termination or a waiver of any rights of either party against the other party accruing before or at the time of expiration or termination.

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ARTICLE IX

RULES OF INTERPRETATION

SECTION 9.1. Interpretation and Governance Hierarchy. This Agreement and the other Documents: (a) are complementary; (b) should be read together to avoid inconsistent interpretations; and (c) should be interpreted so as to yield harmonious and consistent intents and interpretations and to effect the purposes of this Agreement. However, if any provisions of those documents cannot be read in any manner other than a manner that produces an irreconcilable conflict between or among them, the following hierarchy of precedence will control for purposes of interpreting and applying the provisions of the Documents: (i) first, this Agreement and the Disclosure Schedule; (ii) the Investor Questionnaire; (iii) the Note; and (iv) any other documents delivered in connection with the performance of this Agreement. If any document that stands in higher priority is silent with regard to a particular matter, then, with regard to that matter, that silence will be deemed permissive with regard to provisions addressing that matter in any subsidiary document.

SECTION 9.2. Interpretation of the Term “Include.” The term “include” (and its conjugated verb or cognate noun forms) means “to include without limitation” and “to include but not limit to,” regardless of whether the words “without limitation” or “but not limited to” or their equivalent actually follow it.

SECTION 9.3. Conjugated Verb Forms and Cognate Noun Forms of Terms. If a word or phrase is defined, its other grammatical forms, such as any conjugated verb form or cognate noun form, have a corresponding meaning. If a word or phrase is not initially capitalized, then the word or phrase must be interpreted in accordance with its commonly used meaning, although any words or phrases that have well-known technical or trade meanings must be interpreted in accordance with that meaning.

SECTION 9.4. Gender and Number. Whenever used in this Agreement: (a) the singular includes the plural, and the plural include the singular; (b) any masculine, feminine or gender- neutral pronoun includes the other and any trust, partnership, limited liability company, firm, or corporation, all as the context and meaning of this Agreement may require.

SECTION 9.5. Headings. The headings of the various ARTICLES, SECTIONS and Subsections of this Agreement are used solely for the convenience of the parties, do not form a part of this Agreement and are not intended to affect the interpretation or meaning of this Agreement or to define, limit, extend or describe its scope or intent.

SECTION 9.6. Background. ARTICLE I is integral to this Agreement. All references in this Agreement to “Agreement” or “this Agreement” encompass ARTICLE I.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

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IN WITNESS WHEREOF, Company has caused a duly authorized representative to execute this Agreement on behalf of Company, and each Purchaser whose signature appears on Schedule 1 has executed this Agreement or caused a duly authorized representative to enter into this Agreement, in each instance to be effective as of the Effective Date designated for the purchase to be made by Purchaser as specified in Schedule 1.

PURCHASER SIGNATURE APPEARS ON SCHEDULE 1

NUVOX THERAPEUTICS, INC.

A Delaware corporation company

By:
Rong Wang, President and Chief Executive Officer

Address:	1635 E. 18th Street
Tucson, AZ 85719
Email:	rwang@nuvoxpharma.com

SIGNATURE PAGE

TO

SUBSCRIPTION AGREEMENT

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SCHEDULE 1

SCHEDULE OF PURCHASERS

PURCHASER SIGNATURE BLOCK, TOTAL PURCHASE PRICE

Purchaser Name and Notice Information	Total Purchase Price	State of Residence for Investment Decisions

$

Name:

Address:

City, State, Zip:

Telephone:

Facsimile:

Email:

Co-Purchaser (if any) Information

Name:

Address:

City, State, Zip
Telephone:

Facsimile:

Email:

Indicate Type of Ownership if Not Indicated Above

__ Individual

__ Corporation**

__ Tenants in Common*

__ Trust**

__ Joint Tenants w/r/s*

__ Partnership**

__ Community Property*

__ Ltd. Liab. Comp.**

*Two or more signatures required

** Title must be indicated on signature line

If Legal Entity, State of formation:

By signing below, the undersigned agrees to be bound by, and acknowledges that the undersigned has read the terms of, the Documents, including ARTICLES III and VI and SECTIONS 8.3 and 8.11 of the Subscription Agreement.

X ____________________________

X ____________________________

SCHEDULE 1 – SCHEDULE OF PURCHASERS
PURCHASER SIGNATURE BLOCK, TOTAL PURCHASE PRICE

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SCHEDULE 2

TO SUBSCRIPTION AGREEMENT
SUBSCRIBER QUESTIONNAIRE

To be completed at time of signing the Investor Commitment. Signatures to this Agreement will not be considered valid or binding unless the Subscriber Questionnaire below is completed. If no categories are initialed, then the above-named person(s) may not enter into this Agreement.

I. Please initial as many of (a) through (m) below as are applicable

An “Accredited Investor” means any person who comes within any of the following categories, and who NuvOx Therapeutics, Inc. reasonably believes comes within any of the following categories, at the relevant Closing.

☐ a. A natural person whose individual net worth, or joint net worth with his or her spouse, at the Effective Date, exceeds $1,000,000. In calculating an individual’s net worth or joint net worth with his or her spouse under this category a: (i) the individual’s primary residence may not be included as an asset; (ii) indebtedness that is secured by the individual’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, need not be considered a liability unless the amount of the indebtedness outstanding at the time of the Closing exceeds the amount outstanding sixty days before the Closing, other than as a result of the acquisition of the primary residence, in which case that excess must be included as a liability; and (iii) indebtedness that is secured by the individual’s primary residence in excess of the estimated fair market value of the primary residence in at the time of the Closing must be included as a liability.

☐ b. A natural person who had: (i) an individual income in excess of $200,000 in each of the two most recent years; or (ii) joint income with that person’s spouse in excess of $300,000 in each of those years; and who has a reasonable expectation of reaching the same income level in the current year.

☐ c. The undersigned is a bank as defined in section 3(a)(2) of the 1933 Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act of 1933, as amended, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Investment Administration under 310(c) or (d) of the U.S. Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act; which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ d. The undersigned is an organization described in Section 501 (c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of entering into this Agreement, in each case with assets in excess of $5,000,000;.

(describe entity)

SCHEDULE 2 – TO SUBSCRIPTION AGREEMENT
SUBSCRIBER QUESTIONNAIRE

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☐ e. Any manager or executive officer of NuvOx Therapeutics, Inc., a Delaware corporation,

☐ f. Any entity in which all of the equity owners are Accredited Investors.

☐ g. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act. If relying upon this category alone, each equity owner must complete a separate copy of this Investor Questionnaire. Please describe the entity.

☐ h. The undersigned is a revocable trust which may be amended or revoked by the grantors, and all of the grantors satisfy the conditions of clauses (a), (b) or (c) above and have completed copies of this Investor Questionnaire, which copies are delivered to Company herewith.

☐ i. The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

☐ j. The undersigned is a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status.

☐ k. The undersigned is a “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G): (a) with assets under management in excess of $5,000,000; (b) is not formed for the specific purpose of acquiring the Securities; and (c) whose purchase of the Securities is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the purchase of the Securities.

☐ l. The undersigned is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office, as defined above, and whose purchase of the Securities is directed by a person in such family office who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the purchase of the Securities pursuant to paragraph (a)(12)(iii).

☐ m. The undersigned is an entity not described in category (d), (e), (g), (h), (i) not formed for the specific purpose of acquiring the Securities and owning investments in excess of $5,000,000.

PLEASE AFFIX YOUR INITIALS IN THE BRACKETS TO THE LEFT OF THE STATEMENT(S) ABOVE WHICH ARE TRUE AS TO YOU OR THE ENTITY PURCHASING THE SUBSCRIBED SHARES. ONE OR MORE STATEMENTS MUST BE INITIALED BY THOSE WISHING TO ENTER INTO THIS AGREEMENT. IF NO INITIALS ARE PROVIDED ABOVE, THE SIGNATURE PAGE CANNOT BE ACCEPTED AS A BASIS FOR ENTERING INTO THIS AGREEMENT. IF THE INTERESTS ARE BEING PURCHASED ON BEHALF OF AN INDIVIDUAL RETIREMENT ACCOUNT, KEOGH PLAN OR SIMILAR FIDUCIARY ACCOUNT, THE REPRESENTATIONS ABOVE SHOULD BE MADE ON BEHALF OF THE BENEFICIARY OR DONOR WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS FOR INVESTMENT.

II.	☐	PURCHASER IS NOT AN “ACCREDITED INVESTOR”.

Subscriber:

SCHEDULE 2 – TO SUBSCRIPTION AGREEMENT
SUBSCRIBER QUESTIONNAIRE

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CERTIFICATE OF COMPLIANCE

RULE 506(d) – DISQUALIFICATION FOR PRIOR ACTS

NuvOx Therapeutics, Inc. (the “Company”)

This Certificate is delivered pursuant to Rule 506(d) of Regulation D. Rule 506(d) disqualifies a securities offering from exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state statutes and regulations, if the issuer or other relevant persons have been convicted of, or are subject to, court or administrative sanctions for securities fraud or other violations of securities laws.

The Company intends to rely on the Rule 506 exemption from registration with respect to entering into Simple Agreements for Future Equity of the Company.

By executing this Certificate of Compliance, the undersigned hereby acknowledges having received and read Rule 506(d), a copy of which is attached hereto as Exhibit A, and certifies to the Company as follows:

In the last ten years, have you been convicted of any felony or misdemeanor related to:

● the offering, purchase, or sale of any security;

● the making any false filings with the Securities and Exchange Commission; or

● your conduct as an underwriter, broker, or dealer?

	☐ Yes	☐ No

Are you presently subject to any order, judgment, or decree of any court, commission, association, or other body entered in the last five years related to:

● the offering, purchase, or sale of any security;

● the making any false filings with the Securities and Exchange Commission; or

● your conduct as an underwriter, broker, dealer, advisor, or solicitor?

	☐ Yes	☐ No

Are you presently or have you ever been subject to any final order of any federal or state commission, agency, office, officer, or similar authority that prohibits, restrains, suspends, or revokes your conduct, activities, operations, or associations?

	☐ Yes	☐ No
Have you been suspended, expelled, or barred, temporarily or permanently, from membership in any activity or association?	☐ Yes	☐ No

Have you been involved in any previous registration statement that was the subject of an order suspending any exemption from securities registration or are you party to any pending investigation related to the same?

	☐ Yes	☐ No

SCHEDULE 2 – TO SUBSCRIPTION AGREEMENT
SUBSCRIBER QUESTIONNAIRE

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If you answered “Yes” to any question, please attach an explanation regarding the nature of the conviction, order, judgment, decree, suspension, expulsion, bar, limitation, or investigation.

I hereby affirm that my responses in this Certificate of Compliance are true, accurate, and correct.

Sign Name:

Print Name:

Date:

Check all that apply:

☐ Director Owner ☐ Officer ☐ Beneficial

SCHEDULE 2 – TO SUBSCRIPTION AGREEMENT
SUBSCRIBER QUESTIONNAIRE

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BAD ACTOR” DISQUALIFICATION FROM EXEMPTION UNDER RULE 506(d) OF REGULATION D

Bad Actor Disqualification

(d)(1) No exemption under this section shall be available for a sale of securities if the issuer; any predecessor of the issuer; any affiliated issuer; any director, executive officer, other officer participating in the offering, general partner or managing member of the issuer; any beneficial owner of 20% or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power; any promoter connected with the issuer in any capacity at the time of such sale; any investment manager of an issuer that is a pooled investment fund; any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities; any general partner or managing member of any such investment manager or solicitor; or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor:

(i) Has been convicted, within ten years before such sale (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the Commission; or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(ii) Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before such sale, that, at the time of such sale, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the Commission; or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(iii) Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A) At the time of such sale, bars the person from:

(1) Association with an entity regulated by such commission, authority, agency, or officer; or

(2) Engaging in the business of securities, insurance or banking;

(3) Engaging in savings association or credit union activities; or

SCHEDULE 2 – TO SUBSCRIPTION AGREEMENT
SUBSCRIBER QUESTIONNAIRE

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(B) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such sale;

(iv) Is subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that, at the time of such sale:

(A) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;

(B) Places limitations on the activities, functions or operations of such person; or

(C) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(v) Is subject to any order of the Commission entered within five years before such sale that, at the time of such sale, orders the person to cease and desist from committing or causing a violation or future violation of:

(A) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(c)(1)) and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or

(B) Section 5 of the Securities Act of 1933 (15 U.S.C. 77e).

(vi) Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii) Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before such sale, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such sale, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(viii) Is subject to a United States Postal Service false representation order entered within five years before such sale, or is, at the time of such sale, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

SCHEDULE 2 – TO SUBSCRIPTION AGREEMENT
SUBSCRIBER QUESTIONNAIRE

2025 Bridge Note

(2) Paragraph (d)(1) of this section shall not apply:

(i) With respect to any conviction, order, judgment, decree, suspension, expulsion or bar that occurred or was issued before September 23, 2013;

(ii) Upon a showing of good cause and without prejudice to any other action by the Commission, if the Commission determines that it is not necessary under the circumstances that an exemption be denied;

(iii) If, before the relevant sale, the court or regulatory authority that entered the relevant order, judgment or decree advises in writing (whether contained in the relevant judgment, order or decree or separately to the Commission or its staff) that disqualification under paragraph (d)(1) of this section should not arise as a consequence of such order, judgment or decree; or

(iv) If the issuer establishes that it did not know and, in the exercise of reasonable care, could not have known that a disqualification existed under paragraph (d)(1) of this section.

(3) For purposes of paragraph (d)(1) of this section, events relating to any affiliated issuer that occurred before the affiliation arose will be not considered disqualifying if the affiliated entity is not:

(i) In control of the issuer; or

(ii) Under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

Instruction to paragraph (d)(2)(iv). An issuer will not be able to establish that it has exercised reasonable care unless it has made, in light of the circumstances, factual inquiry into whether any disqualifications exist. The nature and scope of the factual inquiry will vary based on the facts and circumstances concerning, among other things, the issuer and the other offering participants.

SCHEDULE 2 – TO SUBSCRIPTION AGREEMENT
SUBSCRIBER QUESTIONNAIRE

2025 Senior Bridge Promissory

EXHIBIT A

FORM OF SENIOR BRIDGE NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, DISCOUNTED OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY MANNER DISPOSED OF IN THE ABSENCE OF: (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND STATE LAWS; OR (II) A ‘NO ACTION’ LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER; OR (III) AN OPINION OF COUNSEL SATISFACTORY TO COMPANY ISSUING THE SECURITIES THAT REGISTRATION UNDER SUCH ACT AND STATE LAWS IS NOT REQUIRED WITH RESPECT TO SUCH SALE, OFFER, TRANSFER, PLEDGE OR HYPOTHECATION; OR (IV) AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND STATE LAWS.

SENIOR BRIDGE NOTE

Principal Amount: $____________	Place of Issuance: Tucson, Arizona

Date of Issuance:_________________________

FOR VALUE RECEIVED, NuvOx Therapeutics, Inc., a Delaware corporation, (“Maker”), hereby promises to pay to , or its assigns (“Payee”), at                                          , or at such other address as the holder hereof may designate from time to time, in lawful money of the United States of America, the principal sum of                          ($                              ) plus interest thereon from the date of this Note as set forth below.

1. Background. This Note is issued under that certain Subscription Agreement, dated as of December 1, 2025 between Maker and Payee (the “Subscription Agreement”). Capitalized terms not defined in the body of this Note have the meanings given them in the Subscription Agreement. This priority of this Note in relation to other Notes, debts, liabilities and obligations of Company is specified in SECTION 5.5 of the Subscription Agreement. This Note is one of a possible series of similar notes (collectively, the “Notes”) to be issued in one or more closings of the purchase and sale of promissory notes under the Subscription Agreement to the person or persons listed on Schedule 1 attached to the Subscription Agreement.

2. Interest. Interest on the principal amount of this Note remaining unpaid from the date hereof to the payment of the unpaid principal amount (whether by acceleration, conversion, or otherwise) will accrue at a rate of the lesser of TWELVE PERCENT (12%) PER ANNUM SIMPLE or the maximum rate per month allowed by applicable law based on the actual number of days elapsed in a 365-day year. Unpaid and past due principal and (to the extent lawful) interest will bear interest from the date due until paid at the lesser of TEN PERCENT (10%) SIMPLE per annum or the maximum rate per annum allowed by applicable law.

2025 Senior Bridge Promissory

3. Payment. Unless earlier converted into Financing Securities under SECTIONS 2.5 and 2.6 of the Subscription Agreement, or repaid pursuant to SECTION 2.8 of the Subscription Agreement, the principal and accrued interest will be due and payable by Maker on the Maturity Date. Principal and interest must be paid in lawful money of the United States of America in immediately available funds, at the principal office of Payee or at any other place as Payee may reasonably designate from time to time in writing to the Maker. Whenever any payment to be made is due on a Saturday, Sunday or a Federal public holiday, that payment may be made on the next succeeding business day. Except as provided in SECTION 2.8 of the Subscription Agreement, Maker may not prepay, in whole or in part, at any time before the Maturity Date without the prior written consent of a 2025 Requisite Interest in the manner specified in the Subscription Agreement. Each payment received by the Payee will be applied first to late charges and collection expenses, if any, then to the payment of accrued but unpaid interest due hereunder, and then to the reduction of the unpaid principal amount hereof. Any check, draft, money order, or other instrument given in payment of all or a portion of this Note may be accepted by Payee or any other holder hereof and handled in collection in the customary manner, but the same may not constitute payment hereunder, or diminish any rights of Payee or any other holder hereof, except to the extent that actual cash proceeds of that instrument are unconditionally received by Payee or any other holder hereof and applied to this indebtedness as herein provided.

4. Liquidation Preference and Accelerated Payment. If Maker experiences a Sale Event before full payment of this Note or its conversion, then this Note will become immediately due and payable in the amounts and premiums set forth in SECTION 2.8 of the Subscription Agreement.

5. Conversion.

(a)	Conversion Upon Qualified Financing. If, prior to the Maturity Date, the Company issues and sells (i) its designated series of its preferred stock, par value $0.001 per share (the “Preferred Stock”) to one or more existing or outside investors after the date of this Note in a transaction from which the Company receives aggregate gross proceeds of at least $5 million (excluding the amounts received from the Offering, or the conversion of the Notes, or other convertible securities of the Company, including the 2021 LLC Notes , 2023 Notes, and 2024 Notes) or (ii) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in connection with the Company’s initial public offering (each of (i) and (ii), a “Qualified Financing”), then pursuant to Sections 2.5 and 2.6 of the Subscription Agreement, this Note will be automatically cancelled and the outstanding principal amount of this Note and any accrued and unpaid interest thereon (the “Note Obligations”) shall automatically convert in whole into a number of such Preferred Stock or Common Stock issued at the closing of the Qualified Financing (the “Financing Securities”) equal to the lesser of (e.g., whichever of (a) or (b) results in conversion into a greater number of Financing Securities): (a) the quotient obtained by dividing the product of: (i) 1 the Note Obligations; by (ii) the per-share price of the Financing Securities at which the Note Obligations will be converted in the Qualified Financing; and (b) the per-share price equal to the Applicable Valuation Cap divided by the number of outstanding shares of Common Stock immediately before the Qualified Financing determined on a Fully Diluted Basis (the resulting lesser amount, the “Conversion Price”).

2025 Senior Bridge Promissory

For purposes of this subsection (a), “Applicable Valuation Cap” means (i) $45,000,000,. “Fully Diluted Basis” means, when computing the number of outstanding shares of the Company’s Common Stock: (i) making the computation with the assumption that all Company’s outstanding warrants, options (including options issued or authorized, including under the Plan, as defined in the Subscription Agreement), and other convertible instruments, including all shares of convertible Preferred Stock, were exercised or converted in accordance with their terms, and including within that computation all shares of Common Stock reserved for issuance under the Plan (as defined in the Subscription Agreement) but not then issued under it and the Financing Securities (and shares of Common Stock issuable upon conversion thereof) issuable to the holders of Notes and those issuable to the holders of 2021 LLC Notes, 2023 Notes and 2024 Notes in a Qualified Financing; but (ii) excluding from that computation any increases in the number of shares of Common Stock reserved and available for grant under the Plan (or any successor thereto) in connection with a Qualified Financing.

6. Termination of Rights. All rights and obligations with respect to this Note will terminate, whether or not this Note has been surrendered, upon the earlier of: (a) the payment of all principal and accrued interest outstanding under this Note or, if applicable, the payment of the Note Liquidation Proceeds; or (b) the conversion of all unpaid principal and interest subject this Note and the issuance of the Financing Securities in accordance with the Subscription Agreement.

7. Events of Default; Expenses; Dispute Resolution. Time is of the essence in the payment of this Note. Upon the occurrence of any Event of Default, the holder of this Note may exercise all rights and remedies granted under the Subscription Agreement. If an Event of Default occurs, then Maker agrees, at the holder’s election, to pay all reasonable costs of collection when incurred, including without limitation, reasonable attorneys’ fees, expenses and court costs, subject to any limitation imposed by applicable law. The resolution of any controversy or claim arising out of or relating to this Note will be conducted as provided in the Subscription Agreement.

8. Waiver. Maker and each surety, guarantor, endorser, and other person ever liable for payment of any sums of money payable on this Note (each, a “Liable Person”), jointly and severally, waive all notices, presentments, and demands for payment, notice of intention to accelerate maturity and presentment for acceleration of maturity, notice of acceleration, protest, notice of protest and nonpayment or dishonor, diligence in collection, and grace, and consent to all extensions without notice for any periods of time and partial payments, before or after maturity, without prejudice to the holder. The holder will have the right to deal in any way, at any time, with one or more Liable Persons without notice to any other Liable Person, and to grant any Liable Person any extensions of time for payment of any indebtedness hereunder, any release or partial release, or any other indulgence or forbearance whatsoever, without notice to any other Liable Person and without in any way affecting the personal liability of any Liable Person. The failure of a 2025 Requisite Interest in any instance to exercise a right under this Note will not constitute a waiver of that right or any other rights that may subsequently arise under this Note or the Subscription Agreement. The written waiver or consent of a 2025 Requisite Interest in any one instance does not limit or waive the necessity to obtain the waiver or consent of such 2025 Requisite Interest in any future instance. In any event, no consent is effective for any purpose hereunder unless that consent is in a writing approved or consented to by the applicable Requisite Interest as specified in the Subscription Agreement.

2025 Senior Bridge Promissory

9. Amendments. Any term of this Note may be modified, amended, terminated, discharged or waived with the written consent of Company and a 2025 Requisite Interest as provided in SECTION 8.3 of the Subscription Agreement. Any amendment or waiver effected in accordance with this Section 9 is binding upon Company, the holder and each transferee of this Note.

10. Usury Saving Clause. All agreements between Maker and the holder hereof, whether now existing or hereafter arising, and whether written or oral, are hereby expressly limited so that, in no event whatsoever, will the amount paid, or agreed to be paid, to the holder hereof for the use, forbearance, or detention of the funds advanced pursuant to this Note, or otherwise, or for the payment or performance of any covenant or obligation contained herein or document or instrument evidencing or pertaining to this Note, exceed the maximum amount permissible under applicable law. If, from any circumstances whatsoever, Maker’s fulfillment of any provision of this Note at the time by which it must be fulfilled involves exceeding the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled will be reduced to the limit of validity, and if from any such circumstances the holder of this Note ever receives anything of value deemed interest by applicable law, which would exceed interest at the highest lawful rate, the amount that would be excessive interest must be applied to the reduction of the unpaid principal balance of this Note or on account of any other principal indebtedness of Maker to the holder hereof, and not to the payment of interest, or if that excessive interest exceeds the unpaid principal balance of this Note and any other indebtedness, the holder of this Note must refund the excessive interest amount to the Maker. To the extent permitted by applicable law, all sums paid, or agreed to be paid, by Maker for the use, forbearance, or detention of the indebtedness of Maker to the holder of this Note will be amortized, prorated, allocated, and spread throughout the full term of that indebtedness until payment of it is made in full so that the actual rate of interest on account of that indebtedness is uniform throughout the term thereof.

11. Governing Law; Severability. THIS NOTE IS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF. The invalidity or unenforceability of any provision of this Note does not extend beyond those pertinent provision s or circumstances, and no other provision of this Note will be affected thereby. All headings used herein are used for convenience only and may not be used to construe or interpret this Note.

12. Successors and Assigns. This Note and all the covenants, promises, and agreements contained herein or to which this Note is subject are binding upon and inure to the benefit of the successors and assigns of the parties to this Note. Any assignment or transfer of this Note may only be effected in accordance with the Subscription Agreement, and only by surrender of this Note to Maker and reissuance of a new note to the transferee. Payee and any subsequent holder of this Note receive this Note subject to the foregoing terms and conditions.

13. No Liability. In no event will a director, officer, employee, or stockholder of Company, or any manager, officer, or employee of LLC be liable for any amounts due and payable under this Note or the Subscription Agreement.

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2025 Senior Bridge Note

IN WITNESS WHEREOF, Company has executed this Note and thereby caused this Note to be issued the Date of Issuance specified above.

MAKER:

NUVOX THERAPEUTICS, INC.

By:
Rong Wang, President and Chief Executive Officer

SIGNATURE PAGE TO EXHIBIT A

FORM OF SENIOR CONVERTIBLE PROMISSORY NOTE

EXHIBIT B

FORM OF WARRANT

[TO BE INCLUDED]

EXHIBIT C – RISK FACTORS

EXHIBIT C

RISK FACTORS TO CONSIDER IN CONNECTION WITH THE PURCHASE OF
SENIOR BRIDGE NOTES AND ACCOMPANYING WARRANTS FROM

NUVOX THERAPEUTICS, INC.

EXHIBIT C – RISK FACTORS

EXHIBIT D

DISCLOSURE SCHEDULE

EXHIBIT D – DISCLOSURE SCHEDULE